UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CALLIDUS SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CALLIDUS SOFTWARE INC.
4140 Dublin Boulevard, Suite 400
Dublin, California 94568

To our stockholders:

       You are cordially invited to attend the 2015 annual meeting of stockholders of Callidus Software Inc. to be held on Wednesday, June 10, 2015, at 10:00 a.m. Pacific Time at our headquarters located at 4140 Dublin Boulevard, Suite 400, Dublin, California 94568.

       We will be using the "Notice and Access" method of providing proxy materials to stockholders via the Internet. On or about April 28, 2015, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 13, 2015, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials will contain instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our annual report, which contains information about our business and includes our 2014 audited financial statements, as well as instructions with respect to how to vote your shares. This notice will also contain instructions on how to request a printed copy of our proxy materials. Details regarding the business to be conducted at the annual meeting are described in the following notice of annual meeting and proxy statement.

       Your vote is important. Whether or not you plan to attend the annual meeting, you are urged to vote your shares as promptly as possible to ensure your representation at the annual meeting. Please review the instructions on the Notice of Internet Availability of Proxy Materials regarding voting, as well as the question and answer section in the first part of this proxy statement.

Sincerely,

BOB L. COREY Senior Vice President, Chief Financial Officer

Dublin, California
April 28, 2015

YOUR VOTE IS IMPORTANT

To assure your representation at the annual meeting, you are requested to review the specific instructions on how to vote your shares in the Notice of Internet Availability of Proxy Materials that you received in the mail, and review "Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" below, or, if you requested printed proxy materials, complete, sign and date the enclosed proxy card and return it in the enclosed envelope, all as promptly as possible.

CALLIDUS SOFTWARE INC.
4140 Dublin Boulevard, Suite 400
Dublin, California 94568
(925) 251-2200

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:00 a.m. Pacific Time, on June 10, 2015
PLACE:	Callidus Software Inc. 4140 Dublin Boulevard, Suite 400 Dublin, California 94568
ITEMS OF BUSINESS:	(1) To elect our Class III directors;
(2) To approve an amendment to the 2013 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under such plan by 5,000,000 shares;
(3) To hold an advisory vote on executive compensation;
(4) To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2015; and
(5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
WHO CAN VOTE:	You are entitled to vote if you were a stockholder of record at the close of business on the record date of April 13, 2015.
VOTING BY PROXY:	Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials.
2014 ANNUAL REPORT:	A copy of our annual report can be obtained by following the instructions on the Notice of Internet Availability of Proxy Materials.
DATE OF MAILING:	A Notice of Internet Availability of Proxy Materials will be mailed to you on or about April 28, 2015. The Notice will provide instructions on how to access this proxy statement, any accompanying proxy card or voting instruction form and our 2014 annual report, as applicable, via the Internet and/or how to request a printed copy of these materials.

       Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 10, 2015. The proxy materials, including this proxy statement and our annual report, which includes our Form 10-K for 2014, are available on the following website: http://proxydocs.calliduscloud.com.

       You are requested to cast your proxy as instructed in the Notice of Internet Availability of Proxy Materials whether or not you expect to attend the meeting in person.

By Order of the Board of Directors

BOB L. COREY Senior Vice President, Chief Financial Officer
Dublin, California April 28, 2015

CALLIDUS SOFTWARE INC.

2015 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT
2015 ANNUAL MEETING OF STOCKHOLDERS
CALLIDUS SOFTWARE INC.
(Solicited on behalf of the Board of Directors)

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, THE PROXY MATERIALS AND VOTING YOUR SHARES

WHAT IS A PROXY?

       The board of directors of Callidus Software Inc. is soliciting your vote at our 2015 annual meeting of stockholders. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Leslie J. Stretch and Bob L. Corey have been designated as proxies for our 2015 annual meeting of stockholders.

WHO CAN VOTE AT THE MEETING?

       The record date for our 2015 annual meeting of stockholders is April 13, 2015. The record date was established by our board of directors. Stockholders of record at the close of business on the record date are entitled to:

  •
  receive notice of the meeting; and

  •
  vote at the meeting and any adjournments or postponements of the meeting.

       On April 13, 2015, the record date for the annual meeting, 57,529,577 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

       Under rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are permitted to furnish our proxy materials to our stockholders by providing access to such materials over the Internet, rather than mailing printed copies of those materials to each stockholder. Each stockholder who receives a Notice of Internet Availability of Proxy Materials (the "Notice") and/or printed materials has the right to vote on all matters presented at the meeting.

       You will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will provide instructions as to how you may access and review a copy of our proxy materials on the Internet, including this proxy statement and our annual report. The Notice also includes instructions for requesting a printed copy of the proxy materials. If you share an address with another stockholder and have received only one Notice, follow the instructions on the Notice to request a separate copy of these materials to be sent to you at no cost. Beneficial owners (as described below) may contact their broker, bank or nominee to request a separate copy of these materials.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

       No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The notice provides instructions on how to cast your vote. For additional information, see

"Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" below.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A "STOCKHOLDER OF RECORD" AND HOLDING SHARES AS "BENEFICIAL OWNER" OR IN "STREET NAME"?

       Most stockholders are considered "beneficial owners" of their shares, that is, they hold their shares through a broker, bank or nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in "street name."

       Stockholder of Record:    If your shares are registered directly in your name with our transfer agent, you are considered the "stockholder of record" with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us by submitting your vote via the Internet, voting in person at the annual meeting, or, if you requested a printed set of proxy materials, submitting your vote by telephone. For additional information, see "Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" below.

       Beneficial Owner:    If your shares are held in a stock brokerage account or by a bank or nominee, you are considered the "beneficial owner" of shares held in street name, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker, bank or nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the meeting.

WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

       Stockholder of Record:    If you are a stockholder of record, there are several ways for you to vote your shares, as follows:

         By Written Proxy:    Stockholders of record who have specifically requested and received printed proxy materials can vote their shares by marking, signing and timely returning the proxy card that is enclosed with the printed proxy materials.

         By Telephone or over the Internet:    Stockholders of record who received the Notice of Internet Availability of Proxy Materials can vote their shares via the Internet by following the instructions provided in the Notice. In addition, stockholders who requested a printed set of proxy materials may vote over the telephone. Stockholders of record who vote by telephone or via the Internet need not return a proxy card by mail. The Internet and telephone voting facilities will close at 11:59 pm, Eastern Time, on June 9, 2015.

         In Person:    All stockholders of record may vote in person at the annual meeting. For those planning to attend in person, we also recommend submitting a proxy card or voting by telephone or via the Internet to ensure that your vote will be counted if you later decide not to attend the meeting.

       Beneficial Owner:    Beneficial owners should have received the Notice of Internet Availability of Proxy Materials or voting instructions from their broker, bank or nominee. Beneficial owners must follow the instructions in the Notice or voting instructions provided by their broker, bank or nominee in order to direct such broker, bank or nominee as to how to vote their shares. The availability of telephone and

Internet voting depends on the voting process of such broker, bank or nominee. Street name or beneficial owners must obtain a legal proxy from their broker, bank or nominee prior to the annual meeting in order to vote in person.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

       A majority of our outstanding shares as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Shares are counted as present at the annual meeting if the holder of the shares:

  •
  is present and votes in person at the annual meeting;

  •
  has timely voted their shares by telephone or over the Internet; or

  •
  has timely and properly submitted a proxy card.

       If there are not enough shares present both in person, by telephone, over the Internet, and by timely and properly submitted proxy cards to constitute a quorum, the annual meeting may be adjourned until such time as a sufficient number of shares are present.

HOW ARE ABSTENTIONS COUNTED?

       Stockholders may choose to abstain or refrain from voting their shares on one or more issues presented for a vote at the annual meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present. Abstentions will have no effect on Proposal One (for the election of all of the director nominees) and will have the effect of a vote against Proposal Two (to approve an amendment to the 2013 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under such plan), Proposal Three (to approve, on an advisory basis, our executive compensation), and Proposal Four (to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2015).

WHAT IF A STOCKHOLDER DOES NOT PROVIDE A PROXY OR, IF A PROXY IS RETURNED, IT DOES NOT SPECIFY A CHOICE FOR ONE OR MORE ISSUES?

       Stockholders should specify their choice for each issue to be voted upon at the annual meeting either by telephone or over the Internet, in person, or by written proxy, as applicable. If no proxy is returned (including by telephone or over the Internet) or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at the annual meeting, proxies will be voted in accordance with applicable rules, laws and regulations as follows:

       Stockholder of Record:    If you are a stockholder of record and you do not return a proxy (including by telephone or over the Internet), your shares will not be voted at our annual meeting and your shares will not be counted for purposes of determining whether a quorum exists. If you do return a proxy (including by telephone or over the Internet), but you fail to specify how your shares should be voted on one or more issues to be voted upon at our annual meeting, then, to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees; (ii) FOR Proposal Two to approve an amendment to the 2013 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under such plan by 5,000,000 shares; (iii) FOR Proposal Three to approve, on an advisory basis, our executive compensation; and (iv) FOR Proposal Four to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2015.

       Beneficial Owner:    If you are a beneficial owner and (i) you do not return a proxy (including by telephone or over the Internet) to your broker, bank or nominee who holds your shares, or (ii) you do provide a proxy (including by telephone or over the Internet), but you fail to specify your voting instructions on one or more of the issues to be voted upon at our annual meeting, under applicable rules, your broker, bank or nominee may exercise discretionary authority to vote your shares on routine proposals, but may not vote your shares on non-routine proposals. However, the shares that cannot be voted by brokers, banks and other nominees on non-routine matters, but are represented at the meeting, will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with our annual meeting, but such shares are not considered entitled to vote on the non-routine proposals.

       We believe that under applicable rules, Proposal Four: Ratification of Appointment of Independent Auditors, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2015, is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and not voted by the applicable beneficial owners.

       However, we believe that all other proposals for consideration at the annual meeting are considered non-routine matters under applicable rules. Accordingly, brokers, banks or other nominees cannot vote on any of these proposals without instructions from beneficial owners.

HOW DO I CHANGE OR REVOKE MY PROXY?

       You may change or revoke your proxy at any time before it is voted. Proxies for shares held of record may be changed or revoked by timely: filing with our Secretary a written notice of revocation bearing a later date than the proxy, or by duly executing a later dated proxy relating to the same shares and submitting it over the Internet, by telephone, or by mail to our Secretary, or by attending our annual meeting and voting in person (although attendance at our annual meeting will not in and of itself constitute a revocation of a proxy). Any notice of revocation or subsequent proxy must be delivered prior to the commencement of the vote at the annual meeting. Any written notice of revocation or subsequent proxy for shares held of record should be delivered to: Callidus Software Inc., 4140 Dublin Boulevard, Suite 400, Dublin, California 94568, Attention: Secretary.

       Proxies for shares held in "street name" by beneficial owners may be changed or revoked by following the directions provided by your broker, bank or nominee regarding how to change or revoke your proxy, or if you have obtained a legal proxy from the holder of record giving you the right to vote your shares, by attending our annual meeting and voting in person.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD AND/OR NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

       It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares by, as applicable, completing and returning each proxy card or following the instructions on each Notice of Internet Availability of Proxy Materials you receive. For additional information, see "Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" above.

HOW DO I PROPOSE ACTIONS FOR CONSIDERATION OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS?

       Stockholders may submit proposals for consideration at a future annual meeting of stockholders, including director nominations. The manner in which you may present a proposal or nominate a candidate for the board of directors is described in our bylaws. You may contact our Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available on our Internet website located at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. If you submit the name of a candidate for nomination to the board of directors to the Secretary, you should also submit all information relating to such potential nominee required under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including biographical and other information about the candidate, a statement of the candidate's qualifications, and any other data that supports the nomination.

       Pursuant to Rule 14a-8 of the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals to our Secretary in a timely manner. In order to be included in our proxy materials for our 2016 annual meeting of stockholders, proposals must be received by us no later than December 30, 2015 and have complied with the requirements of Rule 14a-8 of the Exchange Act. Stockholders intending to present a proposal at our 2016 annual meeting, but not intending to have such proposal included in our 2016 proxy materials, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that you must submit a written notice of intent to present such a proposal to our Secretary at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the preceding year's annual meeting. Therefore, we must receive notice of such proposals for the 2016 annual meeting on or after February 11, 2016 and on or before March 12, 2016. Notices received outside of this period, along with any proposals contained therein, will be considered untimely and the proposals or nominees set forth therein will not be brought before the annual meeting.

WHO BEARS THE COST OF THIS SOLICITATION?

       We pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees and fiduciaries who represent beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

WHAT IF ONLY ONE COPY OF THESE PROXY MATERIALS OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WAS DELIVERED TO MULTIPLE STOCKHOLDERS WHO SHARE A SINGLE ADDRESS?

       We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials (the "Notice") and, if applicable, the proxy materials to multiple stockholders who have the same last name and share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request to us at Callidus Software Inc., 4140 Dublin Blvd., Suite 400, Dublin, California, 94568, Attn: Secretary or by telephone at (925) 251-2200, we will promptly deliver a separate copy of the annual report, Notice and/or, as applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of the materials. To request separate delivery of these materials now or in the future, or to request delivery of a single copy of the annual report, Notice or proxy materials if you are receiving multiple copies, you may submit a written request to the above address or call the above telephone number.

PROPOSAL ONE: ELECTION OF DIRECTORS

       In voting on the election of our director nominees, stockholders may:

  •
  vote in favor of all nominees;

  •
  withhold votes as to all nominees; or

  •
  withhold votes as to specific nominees.

       Assuming a quorum is present, directors will be elected by a plurality of the votes cast.

Majority Vote Policy

       Our corporate governance guidelines, which are summarized later in this proxy statement, set forth the procedures if a director-nominee is elected, but receives a majority of "withheld" votes. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" than votes "for" such election is required to tender his or her resignation to the board of directors promptly following certification of the stockholder vote.

       The nominating and corporate governance committee (the "NCG committee") is required to make recommendations to the board of directors with respect to any such letter of resignation. The board of directors is required to take action with respect to this recommendation and to disclose their decision-making process. Full details of this policy are set out in our corporate governance guidelines that are available on our Internet website located at www.calliduscloud.com/about-us/investor-relations/corporate-governance/ and also under the section entitled "Vote Required" below.

       Our bylaws provide that the board of directors may consist of five to nine directors, the exact number of which is determined by the board of directors from time to time. The board of directors has set the authorized number of board members at eight. Our certificate of incorporation provides that the board of directors shall be divided into three classes, each consisting of as close to one-third of the total number of directors as possible. Each class of directors serves a three-year term that expires at the annual meeting of stockholders in the year listed in the table below:

Class III (2015)	Class I (2016)	Class II (2017)
Charles M. Boesenberg	Mark A. Culhane	William B. Binch
Murray D. Rode	David B. Pratt	Kevin Klausmeyer
Leslie J. Stretch		Michele Vion

       Based on the recommendation of the NCG committee, the board of directors has nominated Charles M. Boesenberg, Murray D. Rode and Leslie J. Stretch for election as Class III directors, each to serve a three-year term that expires at the annual meeting of stockholders in 2018, or until their successors are duly elected and qualified. Charles M. Boesenberg, Murray D. Rode and Leslie J. Stretch are currently serving as Class III directors and each has consented to serve for a new term.

       Directors in Class I and Class II are not being re-elected this year and will continue in office for the remainder of their terms, as described above, unless such directors resign or their service as directors otherwise ceases in accordance with our certificate of incorporation or bylaws.

Vote Required

       The three Class III directors being voted on this year are elected by a plurality of the votes actually cast. This means that the director nominee with the most affirmative votes for a particular seat is elected for that seat. Abstentions have no effect on the outcome of the vote.

       In an uncontested election (i.e., an election where the only nominees are those recommended by the board of directors), any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") is obligated to tender his or her resignation to the board of directors promptly following certification of the stockholder vote. This year's election is an uncontested election.

       In the event of a tendered resignation following a Majority Withheld Vote, the NCG committee will thereafter promptly consider the resignation offer and recommend alternatives to the board of directors with respect to the tendered resignation, which may include accepting the resignation, maintaining the director but addressing the underlying cause of the withheld votes, resolving not to re-nominate the director in the future, rejecting the resignation, or taking any other action the committee deems to be appropriate and in our best interests. In considering what action to recommend with respect to the tendered resignation, the NCG committee will take into account all factors deemed relevant by the members of the NCG committee, including, without limitation, any stated reasons why stockholders "withheld" votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the overall composition of the board of directors, the particular directors' contributions to us, and our corporate governance guidelines.

       The board of directors will act on the NCG committee's recommendation no later than 90 days following certification of the stockholder vote. In considering the NCG committee's recommendation, the board of directors will consider the factors and possible actions considered by the NCG committee and such additional information, factors and possible actions the board of directors believes to be relevant or appropriate.

       Following the board of directors' decision on the NCG committee's recommendation, we will promptly disclose the board of directors' action with respect to the tendered resignation (providing a description of the process by which the decision was reached and, if applicable, the reasons for not accepting the tendered resignation) in a Form 8-K filed with the SEC.

       Except as indicated below, any director who tenders his or her resignation pursuant to this provision shall not participate in the NCG committee's recommendation or the board of directors' consideration regarding the action to be taken with respect to the tendered resignation. If a majority of the members of the NCG committee receive a Majority Withheld Vote at the same election, then the independent directors who are on the board of directors who did not receive a Majority Withheld Vote will appoint a committee amongst themselves solely for the purpose of considering the tendered resignation(s) and will recommend to the board of directors action to be taken with respect to the tendered resignation(s). This committee may, but need not, consist of all of the independent directors who did not receive a Majority Withheld Vote. If all of the independent directors receive Majority Withheld Votes, all directors will participate in the consideration of the action to be taken with respect to the tendered resignation(s). To the extent that one or more directors' resignation(s) are accepted by the board of directors, the NCG committee will recommend to the board of directors whether to fill such vacancy or vacancies or to reduce the size of the board of directors.

       It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by the board of directors unless such authority is withheld, either by affirmative vote of the stockholders or deemed withheld by the failure of stockholders to submit their votes. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES.

Information about Director Nominees

       Charles M. Boesenberg, age 66, has served as a director of Callidus since 2006, as Executive Chairman of the Board from 2007 to 2008, and as Chairman of the Board since 2008. From 2002 to 2006, Mr. Boesenberg served as Chief Executive Officer and Chairman of the Board at NetIQ Corporation, a provider of integrated systems and security management solutions. Prior to joining NetIQ, Mr. Boesenberg held senior executive positions at IBM Corporation, a multinational technology and consulting corporation, and Apple Inc., a global provider of various products and related software, peripherals and services, and served as President and Chief Executive Officer of Central Point Software Inc., Magellan Navigation, Inc. and Integrated Systems Inc. Mr. Boesenberg currently serves as a member of the board of directors of Silicon Graphics International Corp., a provider of computer servers and data storage solutions, and Boingo Wireless, Inc., a Wi-Fi software and services provider. Previously, Mr. Boesenberg was a director at Websense, Inc., Keynote Systems, Inc., Ancestry.com Inc., Interwoven Inc., Symantec Corporation, Macromedia, Inc. and Maxtor Corporation. Mr. Boesenberg holds a B.S. in Mechanical Engineering from the Rose Hulman Institute of Technology and a M.S. in Business Administration from Boston University. Mr. Boesenberg is a veteran leader adept at implementing and advancing strategic initiatives, negotiating mergers and acquisitions, managing corporate operations and guiding executives. His familiarity and skill in interacting with the investment community also adds to his value to the board of directors.

       Murray D. Rode, age 50, has served as a director of Callidus since June 2014. Mr. Rode is Chief Executive Officer of TIBCO Software Inc., a private company that provides infrastructure and business intelligence software. Mr. Rode has been with TIBCO (and its predecessor company) since 1995, holding a number of different positions, including Chief Operating Officer, Chief Financial Officer and Executive Vice President, Strategic Operations. Prior to joining TIBCO, Mr. Rode was a management consultant with a major international consulting firm. Mr. Rode holds a B.A. from the University of Alberta, Canada. Mr. Rode's knowledge of the software industry and his extensive operational expertise add an important perspective to our board of directors.

       Leslie J. Stretch, age 53, has served as our President and CEO since 2007 and has served as a director on our board of directors since July 2008. Mr. Stretch was our Senior Vice President, Global Sales, Marketing and On-Demand Business in 2007, our Senior Vice President, Worldwide Sales from 2006 to 2007 and Vice President, Worldwide Sales from 2005 to 2006. Mr. Stretch is currently on the board of directors of QAD Inc., a provider of enterprise software and services for global manufacturers, and serves on its audit committee. Prior to joining Callidus, Mr. Stretch served as interim Chief Executive Officer for The Hamsard Group, plc., a software solutions and services provider, in the United Kingdom during 2005. Previously, Mr. Stretch served in a variety of roles at Sun Microsystems, Inc., a computer networking company, most recently as Senior Vice President of Global Channel Sales. Prior to joining Sun Microsystems, Inc. (since acquired by Oracle Corporation), Mr. Stretch served in a variety of roles at Oracle Corporation, UK, an enterprise software provider. Mr. Stretch holds a B.A. in Economics and Economic History from the University of Strathclyde and a Postgraduate Diploma in Computer Systems Engineering from the University of Edinburgh. Mr. Stretch is a sales veteran with more than 20 years of increasing responsibilities across small to very large multi-national sales organizations. His thorough understanding of the motivating factors that drive sales representatives as well as the challenges that organizations encounter managing sales performance programs helps to establish and direct our corporate goals and objectives. Additionally, as our President and CEO, Mr. Stretch's oversight of all facets of our business provides him with a comprehensive understanding of our operations, goals and opportunities critical to the supervisory role of our board of directors.

Information about Other Directors

       William B. Binch, age 75, has served as a director of Callidus since 2005 and as the Lead Independent Director of our board of directors since 2008. Mr. Binch served as Chief Executive Officer and President of SeeCommerce, a business performance management software company, from 2003 until his retirement in 2004. Prior to joining SeeCommerce in 1999, Mr. Binch served as Senior Vice President of Worldwide Operations for Hyperion Solutions Corporation, an enterprise software and services company, and as a senior executive at Business Objects S.A. and Prism, Inc., both of which are business intelligence and data-warehousing companies. Mr. Binch also serves as a member of the board of directors of MedeAnalytics Inc. (formerly, MedeFinance, Inc.), an application service provider of financial and analytical resources to the healthcare industry, and Saama Technologies, Inc., a consulting and system integration firm specializing in business intelligence and analytics. Mr. Binch holds a B.S. in I.E. from the University of Maryland. The board of directors believes that Mr. Binch's extensive experience as a senior executive, and detailed knowledge about the oversight of sales organizations, in particular, are important assets that assist our board of directors and management to identify and define our strategic initiatives and contribute to the structuring of our internal operations.

       Mark A. Culhane, age 55, has served as a director of Callidus since 2010. Since December 2012, Mr. Culhane has been Chief Financial Officer at Lithium Technologies, Inc., a software company that helps companies better connect with their customers. From 2001 to May 2012, Mr. Culhane was Executive Vice President and Chief Financial Officer of DemandTec, Inc., an IBM Corporation company that provides consumer demand management solutions. Previously, Mr. Culhane worked at iManage, Inc., a provider of e-business content and collaboration software, SciClone Pharmaceuticals, Inc., an international biopharmaceutical company, and at the public accounting firm Price Waterhouse. Mr. Culhane earned his B.S. in Business Administration from the University of South Dakota. The board of directors believes that Mr. Culhane's extensive experience in key operational and financial positions, along with his decade of work as an auditor, provide the board of directors and our audit committee with valuable insight and perspectives regarding public company accounting, particularly in light of our focus on recurring revenues.

       Kevin M. Klausmeyer, age 56, has served as a director of Callidus since 2013. He also currently serves on the board of directors of Hortonworks, Inc., a public company that develops and supports an open source data platform, and various privately-held companies, including Unitrends, Inc., a data back-up and disaster recovery software company. Mr. Klausmeyer also previously served on the boards of Quest Software, Inc. and Sourcefire, Inc., both public companies, acquired by Dell Inc. and Cisco Systems, Inc., respectively. From 2006 to 2011, Mr. Klausmeyer was Chief Financial Officer of The Planet, Inc., a provider of dedicated web hosting products and services. Before joining The Planet, Mr. Klausmeyer was Chief Financial Officer of RLX Technologies, Inc., a developer of management and provisioning software, and of PentaSafe Security Technologies, Inc., an enterprise security management software provider. Mr. Klausmeyer previously held positions with BMC Software, Inc., an IT management software company, and spent 13 years in public accounting with Arthur Andersen LLP. Mr. Klausmeyer graduated from the University of Texas with a B.B.A. in Accounting. Mr. Klausmeyer's extensive experience with companies in the software and technology industry, deep understanding of the complex financial and operational issues facing global companies, and extensive knowledge of accounting principles and financial reporting rules and regulations represent a valuable skillset for our board of directors.

       David B. Pratt, age 75, has served as a director of Callidus since 2004 and served as our interim President and Chief Executive Officer from 2004 to 2005. Prior to joining Callidus, Mr. Pratt served as interim President and Chief Executive Officer of AvantGo, Inc., a mobile internet service company, from 2002 to 2003. From 2000 to 2001, Mr. Pratt served as President and Chief Executive Officer of gForce

Systems, Inc., an enterprise software company focusing on e-learning. Prior to joining gForce, Mr. Pratt was Executive Vice President and Chief Operating Officer of Adobe Systems, Inc., a software company, from 1988 to 1998. Mr. Pratt previously held positions at Logitech, Inc., a manufacturer of computer input devices, and Quantum Corporation. Mr. Pratt currently serves on the board of trustees of The SETI Institute and served on the board of directors of YMCA of the USA and Plumtree Software. Mr. Pratt holds an M.B.A. from the University of Chicago and a B.S. in Electrical Engineering from the Massachusetts Institute of Technology. The board of directors regards Mr. Pratt as a strong executive with a deep understanding of public company operational, financial and governance standards that the board of directors considers important in guiding the company. Additionally, as a former interim President and Chief Executive Officer of Callidus, the board of directors considers his in-depth understanding of our products and customer requirements particularly useful when analyzing strategic and operational goals for us and assessing operational risks.

       Michele Vion, age 55, has served as a director of Callidus since 2005. Ms. Vion has been employed as Vice President, Human Resources at Bill Barrett Corporation, a natural resources development and exploratory property company, since August 2010. Ms. Vion previously was employed at Level 3 Communications, Inc., an international communications company, starting in 2006 and ultimately as Group Vice President of Human Resources up to January 2010. Ms. Vion was also previously employed at Sun Microsystems, Inc., a computer networking company, in a variety of positions, and held senior human resource and compensation positions at Storage Technology Corporation, a data management and storage company; Electronic Data Systems Corporation, a global technology services company; and JP Morgan, a global financial services firm. Ms. Vion holds a B.A. in East Asian Studies and Economics from Wesleyan University. The board of directors believes the vast knowledge of human resources activities, including a wide variety of compensation plan structures, which Ms. Vion brings to the board of directors is strategically important to the development of our products for target markets and to structuring and maintaining our operations.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

       Our board of directors, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the board of directors selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.

       Our board of directors and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our board of directors and management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act, U.S. Securities and Exchange Commission ("SEC") rules, and the listing standards of the NASDAQ Global Select Market ("NASDAQ"). In doing so, our board of directors also reviewed current best practices of similarly situated public companies.

       Besides verifying the independence of the members of our board of directors and committees (which is discussed in the section entitled "Independence of the Board of Directors" below), at the direction of our board of directors, we also:

  •
  periodically review and make necessary changes to the charters for our audit and qualified legal compliance, compensation and NCG committees;

  •
  have established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

  •
  have a procedure in place for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and

  •
  have a code of business conduct and ethics that applies to our officers, directors and employees.

       In addition, we have adopted a set of corporate governance guidelines. The NCG committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the board of directors concerning corporate governance matters. Our corporate governance guidelines address matters such as:

  •
  Director Independence – Independent directors must constitute a substantial majority of our board of directors.

  •
  Monitoring Board Effectiveness – The board of directors must conduct an annual self-evaluation of the board of directors and its committees.

  •
  Chairman of the Board and Lead Independent Director – The roles and responsibilities of the Chairman of the Board and the Lead Independent Director are generally described in our corporate governance guidelines, as described under the section entitled "Board Leadership Structure" below.

  •
  Executive Sessions of Directors – The Chairman of the Board, the Lead Independent Director, and/or the independent chairpersons of the applicable committees regularly lead meetings among non-employee directors without management present.

  •
  Board Access to Independent Advisors – Our board of directors as a whole, and each of its committees separately, have authority to retain independent consultants, counselors or advisors as each deems necessary or appropriate.

  •
  Board Committees – All members of the audit, compensation and NCG committees are independent in accordance with applicable NASDAQ criteria.

       Copies of our corporate governance guidelines, code of business conduct and ethics and committee charters can be found on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

Meetings of the Board of Directors

       Our board of directors held nine regular and special meetings in 2014. Each director attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which such director served that were held during 2014. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and keeping themselves informed about our business and operations. Directors are also expected to make every effort to attend our annual meeting of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve. All of our directors except Mr. Boesenberg attended our 2014 annual meeting of stockholders.

Risk Oversight

       The role of our board of directors in our risk oversight process includes receiving regular reports from senior management on areas of material risk to our business, including operational, financial, legal and regulatory, strategic, ethical and reputational risks. Our board of directors has formalized this process by establishing a Corporate Compliance Program and appointing a Chief Compliance Officer to oversee its operations. The entire board of directors (or an appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the Chief Compliance Officer, as well as additional comments or recommendations from any member of senior management, to enable it to understand our risk identification, risk management and risk mitigation processes and strategies. Additionally, when a committee receives a report on a particular risk, the chairperson of the relevant committee may also report on the discussion to the entire board of directors during the committee reports portion of the next meeting of the board of directors. This enables the board of directors and its committees to coordinate the risk oversight role.

Code of Business Conduct and Ethics

       We have a code of business conduct and ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer ("CEO"), principal financial officer and principal accounting officer. During 2014, no waivers were granted from any provision of the code of business conduct and ethics.

       A copy of our code of business conduct and ethics is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/ and may also be obtained without charge by contacting our Secretary at Callidus Software Inc., 4140 Dublin Boulevard, Suite 400, Dublin, California 94568. We intend to post any amendments to or waivers from our code of business conduct and ethics (to the extent applicable to our CEO, principal financial officer or principal accounting officer) on our website referred to above.

Stockholder Communications with the Board of Directors

       Stockholders and other parties interested in communicating directly with the board of directors may do so by writing to: Board of Directors, c/o Callidus Software Inc., 4140 Dublin Boulevard, Suite 400, Dublin, California 94568 or by e-mail to callidusboard@calliduscloud.com. The Lead Independent Director is available for periodic consultation and direct communication with our major stockholders. Stockholders and others may also direct their correspondence solely to the Chairperson of the audit committee or to our Secretary. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of our audit committee and handled in accordance with applicable procedures established by the audit committee.

Independence of the Board of Directors

       Consistent with our corporate governance guidelines and NASDAQ rules, our board of directors has determined that, as of the date of this proxy statement, all of the members of our board of directors other than our CEO are "independent directors." All members of the audit and qualified legal compliance, compensation and NCG committees satisfy such independence criteria.

Board Leadership Structure

       The positions of CEO and Chairman of the Board are separated. The board of directors believes that separating these roles provides the right foundation to pursue strategic and operational objectives, while maintaining effective oversight and objective evaluation of corporate performance.

       Our Chairman of the Board is independent, and we have a separate Lead Independent Director. Mr. Boesenberg currently serves as our Chairman of the Board and Mr. Binch serves as our Lead Independent Director.

       The board of directors has the authority, with input of the NCG Committee, to define the duties of each or both of those roles, as they may change from time to time. Some of the duties allocated by the board of directors to these two positions include:

  •
  presiding at meetings of the board of directors;

  •
  presiding at executive sessions of the independent directors;

  •
  serving as a liaison between the CEO and the independent directors and leading the process of the CEO's annual evaluation;

  •
  approving meeting agendas for the board of directors;

  •
  approving meeting schedules to assure that there is sufficient time for discussion of all items;

  •
  the authority to call meetings of the independent directors; and

  •
  being available for consultation and direct communication if requested by major stockholders.

Executive Sessions

       The board of directors regularly holds executive sessions without executive management present. Board executive sessions are led by either the Chairman of the Board or the Lead Independent Director, and committee executive sessions are led by the applicable independent committee chairperson. Any director can request additional executive session(s) to be scheduled.

Compensation Plans Risk Assessment

       As part of its oversight function, our board of directors and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our board of directors has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Committees of the Board of Directors

       The board of directors uses committees to work on certain issues in more detail than would be reasonable at a meeting of the full board of directors. Each committee reviews the progress and results of its meetings with the full board of directors and makes recommendations to the board of directors as and when appropriate. The board of directors presently has three standing committees: an audit committee (which also serves as our qualified legal compliance committee), a compensation committee and a nominating and corporate governance committee. Each director who served on a committee attended at least 75% of all meetings of each such committee held during 2014. Each of the three standing committees of the board of directors described below operates pursuant to a written committee charter that is available to stockholders on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

Director	Independent Director	Audit and Qualified Legal Compliance Committee	Compensation Committee	Nominating and Corporate Governance Committee
William B. Binch	X		X	X
Charles M. Boesenberg	X
Mark A. Culhane	X	X
Kevin M. Klausmeyer	X	X		X
David B. Pratt	X	X
Murray D. Rode	X		X
Leslie J. Stretch
Michele Vion	X		X	X

  Audit Committee and Qualified Legal Compliance Committee

       The audit committee and qualified legal compliance committee currently consist of:

    Mark A. Culhane (Chair)
    Kevin M. Klausmeyer
    David B. Pratt

       The audit committee met six times in 2014. Each of Messrs. Culhane, Klausmeyer and Pratt is "independent" as defined by current NASDAQ listing standards and meets the independence requirements of the Exchange Act, including without limitation Rule 10A-3, and each of Messrs. Culhane and Klausmeyer qualifies as a "financial expert" as defined in the SEC rules. The audit and qualified legal compliance committee charter was amended and restated on March 6, 2014 and is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. Pursuant to its charter, the audit committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, the performance of our independent auditors and other significant financial matters. As more fully described in its charter, the audit committee, among other things:

  •
  has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors;

  •
  reviews and approves the scope of the annual audit;

  •
  reviews and pre-approves the engagement of our independent auditors to perform audit and non-audit services and related fees;

  •
  reviews the integrity of our financial reporting process;

  •
  reviews our financial statements, disclosures and filings with the SEC;

  •
  reviews funding and investment policies;

  •
  reviews and approves an annual report of the audit committee for inclusion in this proxy statement;

  •
  reviews disclosures from our independent auditors regarding independence standards;

  •
  reviews and, if appropriate, approves, related-party transactions and/or other conflicts or potential conflicts of interest; and

  •
  annually reviews and assesses its performance and the adequacy of its charter.

       The members of our audit committee also act as our qualified legal compliance committee ("QLCC"). The QLCC is responsible for reviewing any reports it receives from attorneys representing us or our subsidiaries of a material violation or breach arising under United States federal or state laws. The QLCC has the authority and responsibility to adopt written procedures for the confidential receipt, retention and consideration of any report of violations, and to determine whether an investigation is necessary. The QLCC also has authority to initiate investigations and recommend that we implement appropriate measures in response to such reported violations. The audit committee, acting as the QLCC, reports to the board of directors at least once a year on any reports received and investigations conducted. The QLCC conducted its annual review of 2014 during the audit committee meeting in February 2015. As no violations or breaches were reported in 2013 or 2014, the QLCC did not hold any other meetings in 2014. The QLCC acts only by majority vote.

  Compensation Committee

       The compensation committee currently consists of:

    Michele Vion (Chair)
    William B. Binch
    Murray D. Rode

       The compensation committee met six times in 2014. The board of directors has determined that each of the members of the compensation committee is: (i) a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act, (ii) an "outside director" as defined pursuant to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and (iii) "independent" as defined by current NASDAQ listing standards, including the enhanced independence requirements for compensation committee members. The compensation committee charter was amended and restated on March 6, 2014 and is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. As more fully described in its charter, the compensation committee, among other things:

  •
  oversees our compensation and benefits policies generally;

  •
  evaluates the performance of our executives and reviews our management succession plans;

  •
  oversees and sets compensation for our executive officers other than our CEO and advises and makes compensation recommendations to the board of directors for our CEO and directors;

  •
  reviews and approves an annual discussion and analysis on executive compensation for inclusion in our proxy statement;

  •
  reviews and approves any employment, severance and change of control agreements with our senior executives, as well as any other compensation arrangements; and

  •
  annually reviews and assesses its performance and the adequacy of its charter.

       A copy of the compensation committee charter can be accessed electronically at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. For more information regarding the compensation committee's processes and use of consultants, see the discussion under "Compensation Discussion and Analysis" section included in this proxy statement.

    Compensation Consultant

       The compensation committee retains Frederic W. Cook & Co., Inc. ("F.W. Cook") to advise the compensation committee on marketplace trends and provide guidance with respect to peer company practices involving executive compensation, management proposals for compensation programs, and executive officer compensation decisions. F.W. Cook evaluates our equity compensation programs generally, and also consults with the compensation committee about its recommendations to the board of directors on CEO and director compensation.

    Consultant Independence

       F.W. Cook is directly accountable to the compensation committee. To maintain the independence of the firm's advice, F.W. Cook does not provide any services for us other than those described above. In addition, the compensation committee conducted a conflict of interest assessment in 2014 by using the factors applicable to compensation consultants under SEC rules and no conflict of interest was identified.

  Nominating and Corporate Governance Committee

       The nominating and corporate governance committee ("NCG committee") currently consists of:

    William B. Binch (Chair)
    Kevin M. Klausmeyer
    Michele Vion

       The NCG committee met three times in 2014. The board of directors has determined that each of the members of the NCG committee is "independent" as defined under current NASDAQ listing standards. The NCG committee charter was amended and restated on March 6, 2014 and is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. As more fully described in its charter, the NCG committee, among other things:

  •
  makes recommendations to our board of directors regarding nominees to the board of directors proposed for election by our stockholders as well as individuals to be considered to fill any vacancies that may occur on the board of directors;

  •
  establishes criteria for membership on the board of directors and its committees, including criteria as to director independence;

  •
  oversees the process for evaluating the performance of our board of directors and its committees;

  •
  evaluates the current composition, organization and governance of our board of directors and its committees, determines future requirements and makes recommendations to our board of directors for approval;

  •
  annually reviews and evaluates its performance, including compliance with its charter; and

  •
  develops and recommends to the board of directors our corporate governance guidelines and code of business conduct and ethics and oversees compliance therewith.

Consideration of Director Nominees

  Stockholder Nominees

       Our bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. For a description of this process, see "Questions and Answers about the Annual Meeting, the Proxy Materials and Voting Your Shares – How Do I Propose Actions for Consideration or Nominate Individuals to Serve as Directors at Next Year's Annual Meeting of Stockholders?" above. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NCG committee. The NCG committee's policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, the NCG committee seeks to balance an individual's knowledge, experience and capabilities and compliance with the membership criteria set forth below under "Director Qualifications."

  Director Qualifications

       Our corporate governance guidelines apply membership criteria to nominees recommended by the NCG committee for a position on our board of directors. These include judgment, diversity, age, skills, background and experience in light of the board of directors' present composition and the current challenges and needs of the board of directors and its committees. The NCG committee also takes into account the independence, financial literacy and financial expertise standards required under our corporate governance guidelines and committees charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate's present activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders. While we take into account diversity of background and experience when we identify director candidates, we do not have a formal policy that requires nominees to meet specific criteria.

  Identifying and Evaluating Nominees for Directors

       The NCG committee utilizes a variety of methods to identify and evaluate director nominees. The NCG committee regularly assesses the appropriate size of the board of directors and whether any vacancies are expected. In the event that vacancies are anticipated or otherwise arise, the NCG committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the NCG committee through current board of director members, professional search firms engaged by the NCG committee, stockholders or others. These candidates are evaluated at regular or special meetings of the NCG committee and may be considered at any point during the year.

DIRECTOR COMPENSATION

       We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peers. More specifically, our cash compensation policies are designed to encourage frequent and active interaction between directors and our executives both during and between formal meetings as well as compensate our directors for their time and effort. Further, we believe it is important to align the long-term interests of our non-employee directors with those of the company and its stockholders and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment.

       Pursuant to our Stock Ownership Policy, each non-employee director must currently own our common stock in an amount equivalent to three times the amount of the annual cash retainer that we currently pay directors for general service on our board of directors (i.e., excluding any additional retainers such as those paid for serving on committees or as chairperson). Any individual who is not currently, but subsequently becomes, subject to the foregoing Stock Ownership Policy must own the appropriate amount within three years of beginning service on the board of directors. Exceptions to this Stock Ownership Policy may be made in the case of extraordinary circumstances such as personal hardship. A copy of the Stock Ownership Policy can be accessed electronically at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

       Our non-employee directors receive an annual cash retainer for board of directors and committee service in addition to equity compensation, as set forth in further detail in the table below.

		Annual Cash Retainer (1)	Annual Equity Compensation (2)
Board of Directors Membership	Existing Member	$30,000	$125,000 in RSUs
	New Member		$125,000 in RSUs; one-time award (3)
Chairman of the Board		$30,000	$60,000 in RSUs
Lead Independent Director		$30,000	$30,000 in RSUs
Audit Committee	Chair	$20,000
	Member	$10,000
Compensation Committee	Chair	$15,000
	Member	$8,000
Nominating and Corporate	Chair	$8,000
Governance Committee	Member	$6,000
  (1)
  The annual cash retainers are payable in quarterly installments.
  (2)
  RSUs are awarded immediately following the annual meeting of stockholders and fully vest on the first anniversary of such award date. Directors may sell the shares underlying the RSUs provided the Stock Ownership Policy requirements continue to be met.
  (3)
  A new member of the board of directors is awarded RSUs as of the date the individual first joins the board of directors and such RSUs vest on the first anniversary of the award date. If the new member has served less than one year, at the first annual meeting after joining the board of directors, the new director will still be eligible to receive the annual refresh RSUs (awarded to existing members), but the award will be pro-rated based on the portion of the year that the individual has served on the board of directors.

       We have entered into change of control agreements with each of our non-employee directors, which provide that, in the event of a change of control, all options and RSUs then held by each director will immediately vest.

       The table below shows the compensation received by each of our non-employee directors during 2014. Our non-employee directors do not receive fringe or other benefits.

 DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (RSUs) ($) (2) (3)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
William B. Binch	$76,000	$155,000	—	—	—	$231,000
Charles M. Boesenberg	$60,000	$185,000	—	—	—	$245,000
Mark A. Culhane	$53,556	$125,000	—	—	—	$178,556
Kevin M. Klausmeyer	$46,000	$125,000	—	—	—	$171,000
David B. Pratt	$43,556	$125,000	—	—	—	$168,556
Murray D. Rode (4)	$21,111	$125,000	—	—	—	$146,111
Michele Vion	$51,000	$125,000	—	—	—	$176,000
  (1)
  Mr. Stretch, our President and CEO, does not receive any compensation for his service as a member of the board of directors.
  (2)
  The amounts shown reflect the aggregate grant date fair value of RSU awards determined in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. These amounts do not represent the actual amounts paid to, or realized by, the directors during 2014. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying valuation of equity awards.
  (3)
  RSUs are awarded immediately following the annual meeting of stockholders and fully vest on the first anniversary of such award date. Directors may sell the shares underlying the RSUs provided the Stock Ownership Policy requirements continue to be met.
  (4)
  Mr. Rode joined the board of directors on June 11, 2014.

       The following table sets forth information with respect to RSUs granted during 2014 to our non-employee directors. No stock options were granted during 2014 to our non-employee directors. The vesting schedule and grant term is described in further detail in the "Director Compensation" section above.

Name	Grant Date	Stock Awards (RSUs): Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock Awards and Option Awards ($) (2)
William B. Binch	6/11/2014	14,805	—	—	$155,000
Charles M. Boesenberg	6/11/2014	17,670	—	—	$185,000
Mark A. Culhane	6/11/2014	11,939	—	—	$125,000
Kevin M. Klausmeyer	6/11/2014	11,939	—	—	$125,000
David B. Pratt	6/11/2014	11,939	—	—	$125,000
Murray D. Rode	6/11/2014	11,939	—	—	$125,000
Michele Vion	6/11/2014	11,939	—	—	$125,000
  (1)
  The exercise price for the stock option grant is the fair market value (i.e., the closing price) of our common stock on the grant date, as reported on NASDAQ.
  (2)
  The amounts represent grant date fair value of each RSU award computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to, or realized by, the directors during 2014. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying valuation of equity awards.

       The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of 2014.

		Option Awards				Stock Awards (RSUs)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)

	4/11/2005	30,000	—	$3.90	4/11/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
William B. Binch	6/6/2012	15,000	—	$5.27	6/6/2022	—	—
	6/5/2013	15,000	—	$6.25	6/5/2023	—	—
	6/11/2014	—	—	—	—	14,805	$241,766

	2/27/2006	30,000	—	$4.14	2/27/2016	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
Charles M. Boesenberg	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—
	6/5/2013	15,000	—	$6.25	6/5/2023	—	—
	6/11/2014	—	—	—	—	17,670	$288,551

	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
Mark A. Culhane	6/6/2012	15,000	—	$5.27	6/6/2022	—	—
	6/5/2013	15,000	—	$6.25	6/5/2023	—	—
	6/11/2014	—	—	—	—	11,939	$194,964

	4/29/2013	11,416	14,584	$4.31	4/29/2023	—	—
Kevin M. Klausmeyer	6/5/2013	2,500	—	$6.25	6/5/2023	—	—
	6/11/2014	—	—	—	—	11,939	$194,964

	6/7/2005	767	—	$3.50	6/7/2015	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
David B. Pratt	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—
	6/5/2013	15,000	—	$6.25	6/5/2023	—	—
	6/11/2014	—	—	—	—	11,939	$194,964

Murray D. Rode	6/11/2014	—	—	—	—	11,939	$194,964

	6/6/2012	5,061	—	$5.27	6/6/2022	—	—
Michele Vion	6/5/2013	15,000	—	$6.25	6/5/2023	—	—
	6/11/2014	—	—	—	—	11,939	$194,964
  (1)
  No shares underlying RSUs awarded prior to January 1, 2014 can be sold until the earlier of: (a) the individual's departure from the board of directors (whether by resignation, death or failure to be re-elected), or (b) a change of control.

Compensation Committee Interlocks and Insider Participation

       None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

       In this section, we discuss and analyze the 2014 compensation of our Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), and Chief Technology Officer ("CTO"), whom we refer to as our "named executive officers" or "NEOs."

Executive Summary

  Business Highlights

       Total revenue in 2014 was $136.6 million, an increase of 22% over 2013, and total recurring revenue, which includes both software-as-a-service ("SaaS") revenue and maintenance revenue, was $99.8 million. SaaS revenue was $83.7 million, an increase of 27% over 2013, and maintenance revenue was $16.1 million. Services and license revenue was $36.8 million, an increase of 20% over 2013, and consisted of $32.4 million in services revenue and $4.4 million in license revenue. Other key financial highlights for 2014 included:

  •
  on a generally accepted accounting principle ("GAAP") basis:

  o
  recurring revenue gross margin was 69% in 2014 compared to 65% in the prior year; and

  o
  operating loss was $13.5 million and net loss was $11.6 million compared to $11.7 million and $21.4 million, respectively, in the prior year.

  •
  on a non-GAAP basis:

  o
  recurring revenue gross margin was 73% compared to 68% in the prior year; and

  o
  operating income was $8.7 million and net income was $7.1 million compared to operating income of $5.2 million and net income of $3.3 million in the prior year.

       Please refer to Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

  Strategic Executive Compensation Actions

       An important goal of our executive compensation arrangements is to align the interests of our executives with those of our stockholders. In keeping with that goal, key elements of our 2014 executive compensation program included:

  •
  Executives were eligible for incentive-based cash bonuses only to the extent that threshold levels of recurring revenue gross margin for the fourth quarter of 2014 and SaaS annual revenue growth were met and that such bonuses would not affect achievement of the company's financial goals;

  •
  Emphasis on "at-risk" incentives continued, including performance-based restricted stock units which constitute one-half of the number of shares subject to our equity-based awards and will be paid out only if long-term financial goals that are tied to increasing stockholder value are met, namely, SaaS revenue growth and relative total stockholder return goals from 2014 through 2016;

  •
  NEOs did not receive any significant benefits or perquisites other than those offered to our employees generally;

  •
  Our "double trigger" change of control agreements for executives require termination of employment before benefits become payable; and

  •
  We do not pay any gross-ups or other tax reimbursements.

       We believe that our governance practices related to executive compensation are also in line with the interests of stockholders:

  •
  All of our board members other than the CEO are independent directors under the NASDAQ listing standards, our Chairman of the Board is an independent director, and another of our independent directors is our Lead Independent Director;

  •
  Our compensation committee directly engages its own compensation consultant to provide independent advice on executive compensation matters;

  •
  We have stock ownership guidelines requiring our executive officers and non-employee directors to maintain significant direct ownership in our common stock;

  •
  All of our executives and board members are prohibited from pledging or hedging shares of our stock; and

  •
  At our 2014 stockholder meeting, we conducted a non-binding advisory vote on executive compensation that approved the executive compensation for our NEOs described in our 2014 proxy statement, with approximately 98% of the shares voting in favor. The compensation committee and board of directors considered the results of this stockholder vote to generally affirm the company's approach to executive compensation policies and decisions.

Compensation Setting Process

  Compensation Philosophy

       Our compensation committee and board of directors believe that in order for us to increase stockholder value over the long term, we should compete for and retain talented executives who are motivated to achieve challenging strategic business objectives. Our executive compensation program seeks to align the interests of our executive officers with those of our stockholders by rewarding performance that meets or exceeds goals established by the board of directors to promote our success and increase stockholder value over the long term. In line with our pay for performance philosophy, our executive compensation program is designed to:

  •
  retain highly-qualified executives and enable us to attract highly-qualified executives in a competitive market;

  •
  reward performance of executives in furtherance of important corporate goals;

  •
  encourage teamwork among the executive officers;

  •
  foster a mindset on the executive team that the risks and rewards of our compensation arrangements are fair and consistent;

  •
  focus the executive team on our operating goals by tying a substantial portion of their compensation to performance targets to which they are held accountable; and

  •
  maintain a balance between short-term incentive compensation, largely paid in cash, and long-term incentive compensation in the form of equity awards.

       The components of our executive compensation program consist of base salaries, incentive-based cash bonuses, and equity awards with performance- and time-based vesting. Total compensation for each NEO, and the relative size of each compensatory element, is determined by the compensation committee (or by the board of directors, in the case of our CEO) considering relevant factors in light of the goals listed above. For example, because the CEO's position has the largest impact on our performance of anyone on the executive team, his total compensation is greater than that of the other NEOs, and a larger portion of his total target compensation is tied to meeting specific financial measures, putting it "at risk" and creating greater incentives for him to achieve these financial measures, which the compensation committee and board of directors believe are important to increasing stockholder value.

       The overall target pay mix for each of our CEO, CFO and CTO for 2014 is illustrated below. "Fixed" compensation includes base salary and time-based restricted stock units ("RSUs"); "at-risk" compensation includes incentive-based cash bonuses and performance-based restricted stock units ("PSUs").

Target Pay Mix

  The Role of Our Compensation Committee

       The compensation committee oversees our executive compensation program, including review and approval (or recommending to our board of directors for approval) of the compensation arrangements for our NEOs. The compensation committee has engaged Frederic W. Cook & Co., Inc. ("F.W. Cook") as its independent compensation consulting firm, to provide advice with respect to executive compensation matters, including guidance on peer company practices. F.W. Cook reports directly to the compensation committee, and its chairperson in particular, and the committee has the sole authority to direct F.W. Cook's work. F.W. Cook did not perform any consulting or other services for the company's management in 2014. The compensation committee reviewed F.W. Cook's independence in 2014 and concluded that its work did not raise any conflicts of interest. In addition, the compensation committee conducted a conflict of interest assessment by using the factors applicable to compensation consultants under SEC rules and no conflict of interest was identified.

       The compensation committee reviews and approves general compensation policies to ensure that they complement one another and align with our overall corporate goals and policies, and do not encourage overly aggressive risk taking. Additionally, the compensation committee oversees our equity incentive plans, including reviewing and approving (or recommending to the board of directors for approval) all equity awards to our executive officers. The compensation committee may delegate certain of its responsibilities to the compensation committee chairperson.

  Determining Executive Compensation

       In determining total compensation for individual executives, the compensation committee considers various factors, including the scope of the executive's job, the importance of the executive's responsibilities to the accomplishment of our significant business objectives, expected value of the executive's contribution to our success, anticipated changes in our business plans and their potential impact on the executive's responsibilities, individual performance, our recent financial performance, and market competitiveness.

       This compensation review includes a comparison of each primary element of compensation with peer group practices, because we believe that our base salaries, incentive-based cash bonuses and equity awards should be comparable to practices among our peers, particularly with respect to expectations of executives in the markets we target for hiring and retention. However, the compensation committee (and board of directors, in the case of our CEO), does not set compensation elements to meet specific benchmarks. Instead, the compensation committee and board use this data as a point of reference to set compensation at levels consistent with the competitive market. After reviewing the analysis and recommendations of F.W. Cook in January 2014, which used survey data from Radford, an Aon Hewitt Company, the compensation committee approved a peer group for evaluation of 2014 executive compensation consisting of publicly-held software companies with annual revenues up to $600 million.

       The 2014 peer group included the following companies:

athenahealth, Inc.	Fleetmatics Group PLC	RealPage, Inc.
Concur Technologies, Inc.	Intralinks Holdings, Inc.	SciQuest, Inc.
Constant Contact, Inc.	Jive Software, Inc.	ServiceNow, Inc.
Cornerstone OnDemand, Inc.	Marketo, Inc.	SPS Commerce, Inc.
Dealertrack, Inc.	Medidata Solutions, Inc.	The Ultimate Software Group, Inc.
Demandware, Inc.	NetSuite Inc.	Workday, Inc.

       The compensation committee also considered the result of the 2013 stockholder advisory vote on our executive compensation arrangements. Following such vote, the company made executive compensation changes discussed in the company's proxy statement for the 2014 annual meeting of stockholders and in this Compensation Discussion and Analysis to further align the interests of our executives with the interests of our stockholders.

Cash Compensation

       Cash compensation for our named executive officers consists of:

  •
  base salary, which is a fixed amount generally reviewed once a year; and

  •
  incentive-based cash bonus, which is paid if we achieve business operating goals.

       Total target cash compensation generally falls around the median of peer group data. The compensation committee (and board of directors, in the case of our CEO) considers these levels of cash compensation to be competitive with market practices and appropriate to motivate our NEOs. In determining total target cash compensation for specific NEOs, the compensation committee considers, among other factors, recommendations from our CEO for NEOs other than himself.

       The compensation committee allocates cash compensation between base salary and incentive-based cash bonus based on various criteria, including:

  •
  market data provided by the compensation committee's independent compensation consultant;

  •
  internal review of each named executive officer's compensation and performance, both individually and relative to other executives; and

  •
  each individual's tenure as one of our executives.

       Additionally, the compensation committee compares and balances the importance of short-term cash compensation incentives with the longer-term equity compensation incentives.

  Base Salaries

       The compensation committee considers salary increases for our named executive officers on an annual basis, setting salaries based on corporate objectives and the recommendations of our CEO after assessing each executive's performance. A similar process is used by the board of directors in setting our CEO's salary. The compensation committee also reviews F.W. Cook's recommendations for market ranges within the approved list of peer companies. The compensation committee and board of directors decided to keep the 2014 base salaries of our NEOs unchanged from 2013 as a result of such assessment, considering the respective base salary of each to be competitive with our peers and market practice.

Name and Position	2014 Base Salary
Leslie J. Stretch, Chief Executive Officer	$450,000
Bob L. Corey, Senior Vice President, Chief Financial Officer	$350,000
Jimmy Duan, Senior Vice President, Chief Technology Officer	$295,000

  Incentive-Based Cash Bonuses

       In order to promote a pay-for-performance environment, we use incentive-based cash arrangements which are based on the company achieving specific corporate goals. This cash compensation is "at risk" because the executive receives such incentive compensation only to the extent that we achieve minimum performance targets and such payments do not affect achievement of the company's financial goals.

       Our 2014 Executive Incentive Bonus Plan ("2014 Bonus Plan"), summarized in the table below, applied to Mr. Stretch and Mr. Corey, and established two performance goals, each weighted 50% and each rewarded independently of the other: (i) recurring revenue gross margin in the fourth quarter of 2014, and (ii) SaaS annual revenue growth. For each performance goal, achievement of the threshold, target and maximum metrics would result in payouts of 50%, 100% and 150%, respectively, of the target bonus apportioned to such performance goal. If actual performance fell between the threshold, target and maximum amounts, linear interpolation would be used to determine bonus payouts. With respect to each performance metric, no payout is made for performance below the threshold level and payouts may not exceed 150% of the target bonus. While the company achieved recurring revenue gross margin in the fourth quarter of 2014 of 76% and SaaS revenue growth for 2014 of 27%, resulting in a calculated payout of 135%, certain internal performance measures did not meet management's internal stretch objectives. Therefore, the compensation committee and the CEO determined that the 2014 Bonus Plan payout should be reduced to 37.48% of the target, rather than the actual calculated payout of 135%.

Performance Goal	Description	Weighting	Achievement Level	Payout
Gross Margin	Recurring revenue gross margin	50%	Threshold: 73%	50% of target
	in the fourth quarter of 2014		Target: 75%	100% of target
			Maximum: 76%	150% of target
Revenue Growth	SaaS annual revenue growth	50%	Threshold: 20%	50% of target
			Target: 25%	100% of target
			Maximum: 30%	150% of target

       The compensation committee retains the right to make discretionary cash bonus payments in meritorious circumstances. We paid no such discretionary cash bonuses to our NEOs in 2014.

       Mr. Duan was compensated through a commission-based sales compensation plan (which is described in detail below) rather than the 2014 Bonus Plan.

    Leslie J. Stretch, Chief Executive Officer

       Based on Mr. Stretch's current and historic cash compensation, the cash compensation levels of CEOs in the company's peer group, and the recommendations of F.W. Cook, the compensation committee set Mr. Stretch's target bonus under the 2014 Bonus Plan at 100% of his base salary (i.e., $450,000), which percentage was unchanged from the prior year. Mr. Stretch's compensation under the 2014 Bonus Plan represented a larger portion of his total target cash compensation as compared with our other NEOs because the compensation committee and the board of directors believes that his position has a more direct impact on: (i) the ultimate achievement of our corporate objectives, and (ii) stockholder value. Consequently, a greater proportion of his compensation was at risk, and the compensation committee and the board of directors believed that this aligned his incentives with the interests of our stockholders. Mr. Stretch earned $168,639 for 2014 performance under the 2014 Bonus Plan.

    Bob L. Corey, Senior Vice President, Chief Financial Officer

       Mr. Corey's target bonus percentage under the 2014 Bonus Plan was 60% (i.e., $210,000), unchanged from the prior year in light of the compensation committee's assessment of the compensation paid to CFOs by our peer group companies and F.W. Cook's recommendation. Mr. Corey earned $78,698 for 2014 performance under the 2014 Bonus Plan.

    Jimmy Duan, Senior Vice President, Chief Technology Officer

       Under his 2014 commission-based sales compensation plan, summarized in the table below, Mr. Duan was entitled to receive a quarterly commission based upon actual performance for services revenue, services gross profit, and recurring revenue gross profit. The metrics and corresponding percentages he was entitled to receive were as follows: 0.123% of services revenue up to $28,600,000 and 0.246% of services revenue equal to or greater than that amount; 0.534% of services gross profit up to $6,578,000 and 1.069% of services gross profit equal to or greater than that amount; and 0.081% of recurring revenue gross profit up to $87,242,980 and 0.161% of recurring revenue gross profit equal to or greater than that amount. Payment for attainment of each metric was independent of whether the other metrics were met. In 2014, services revenue was $32.4 million, services gross profit was $9.2 million, and recurring revenue gross profit was $72.8 million. Accordingly, Mr. Duan received $159,076 for 2014 performance under his commission-based sales compensation plan.

Metric	Commission
Services Revenue	0.123% of services revenue up to $28,600,000
0.246% of services revenue equal to or greater than $28,600,000
Services Gross Profit	0.534% of services gross profit up to $6,578,000
1.069% of services gross profit equal to or greater than $6,578,000
Recurring Revenue Gross Profit	0.081% of recurring revenue gross profit up to $87,242,980
0.161% of recurring revenue gross profit equal to or greater than $87,242,980

Equity Compensation

       Our compensation committee and board of directors believe that equity compensation should be a substantial element of our executive compensation arrangements – equity encourages executives to think like stockholders and primarily rewards long-term company performance. The type and levels of equity compensation in 2014 were based on a review of the market and peer group data and guidance received from the compensation committee's compensation consultant. Equity compensation consisted of both time-based restricted stock units and performance-based restricted stock units. Specifically, half of the equity award was in the form of RSUs and the other half was is in the form of PSUs. Although the compensation committee (and in the case of Mr. Stretch, the board of directors) considered the peer median to determine equity compensation levels, it set actual compensation levels based on a variety of considerations, including: guidance received from the compensation committee's compensation consultant; the executive's experience, performance, and tenure; the company's performance and the importance of the executive's responsibilities in accomplishing our corporate objectives; and the need for additional retention incentives (including an assessment of each recipient's existing unvested equity holdings and associated retention value). Accordingly, the board of directors and compensation committee used their judgment to arrive at the equity compensation types and levels that would enhance our ability to retain our executives and provide them with sufficient incentive to help us achieve our long-term performance objectives.

       The compensation committee utilized time-based RSUs, vesting over three years, to encourage retention of executives. Subject to continued service, one-third of such RSUs vested one year after the grant date and the remaining two-thirds vest in equal installments every three months thereafter over the remaining two years.

       The board of directors and compensation committee believe it is important to the company's ability to achieve its long-term objective of increasing stockholder value, and to continue alignment with market practices, that it provide incentives to its NEOs that are linked to the attainment of the company's strategic long-term business objectives and to total stockholder return as compared to an index of SaaS companies. Accordingly, the company granted PSUs to NEOs as summarized in the table below. The PSUs are subject to vesting based on achievement of two long-term incentive performance goals ("Performance Goals"), weighted 50% each: (i) absolute SaaS revenue growth over the three year period from 2014 through 2016, and (ii) relative total stockholder return – a stack ranking based on an index of 17 SaaS companies over the three year period from 2014 through 2016. For each performance goal, achievement of the threshold, target, and maximum metrics will result in payouts of 50%, 100%, and 200%, respectively, of the target bonus apportioned to such performance goal. If actual performance falls between the threshold, target, or maximum amounts, linear interpolation will be used to determine bonus payouts. With respect to each performance metric, no payouts will be made for performance below the threshold level and payouts may not exceed 200% of the target bonus. The PSUs will, to the extent earned, vest on the third anniversary of the grant date.

Performance Goal	Description	Weighting	Achievement Level	Payout
SaaS revenue growth	Absolute SaaS revenue growth	50%	Threshold: 20%	50% of target
	over the three year period		Target: 25%	100% of target
	from 2014 through 2016		Maximum: 30%	200% of target
Stockholder return	Relative total stockholder	50%	Threshold: 30%	50% of target
	return stack rank based on an		Target: 60%	100% of target
	index of 17 SaaS companies		Maximum: 90%	200% of target
over the three year period from 2014 through 2016 versus an index of 17 SaaS companies

  Leslie J. Stretch, Chief Executive Officer

       In February 2014, Mr. Stretch was awarded 137,500 RSUs and 137,500 PSUs, in accordance with the vesting periods, Performance Goals, and other details described above.

  Bob L. Corey, Senior Vice President, Chief Financial Officer

       Mr. Corey was awarded 100,119 RSUs and 70,000 PSUs in February 2014, in accordance with the vesting periods, Performance Goals, and other details described above.

  Jimmy Duan, Senior Vice President, Chief Technology Officer

       In February 2014, the compensation committee awarded 55,000 RSUs and 55,000 PSUs to Mr. Duan. The vesting periods, Performance Goals, and other details described above applied to these awards.

Other Compensation Policies and Information

  Other Benefits

       Our executive officers have agreements that provide potential severance benefits, including enhanced benefits through equity acceleration, if termination occurs in connection with a change of control. The compensation committee believes that severance and change of control arrangements mitigate some of the risk that exists for executives working in a smaller company, especially in an industry such as ours with significant acquisition activity, and incent executives to successfully execute and support particular transactions, such as if we were acquired.

       These arrangements are also intended to attract and retain qualified executives who otherwise may pursue alternative employment that they perceive to be less risky absent potential severance benefits. The compensation committee and our board of directors regularly review the benefits provided by these arrangements, and a detailed description (including a quantification of the benefits) is below in the section entitled "Change of Control Arrangements, Employment Contracts and Severance Agreements." We do not provide tax gross-ups if an executive is subject to taxes as a result of severance or change of control benefits.

       Our executive officers participate in employee benefit plans that are otherwise generally provided to our employees, including our employee stock purchase plan, 401(k) plan, internet allowance, and health and welfare benefits. We do not provide additional benefits or perquisites to our executives that are not made available to other employees.

  Corporate Policies

    Insider Trading Policy; Equity Award Policy

       We use our Policy and Procedure on Insider Trading ("Insider Trading Policy") to administer compliance with laws and regulations involving securities trades, and we use our Equity Award Administration Policy ("Equity Award Policy") to avoid any appearance of impropriety with respect to the timing of equity awards. Our Insider Trading Policy prohibits certain stock transactions by our board of directors and employees during specified windows, and prohibits hedging, pledging, short-selling and purchases of options (such as "puts" or "calls") that involve our securities. Our Equity Award Policy can be found on the investor relations page of our Internet website at www.calliduscloud.com.

    Stock Ownership Policy

       To further align the long-term interests of our executive officers and non-employee directors with those of our stockholders, our stock ownership guidelines require executive officers and non-employee directors to maintain significant direct ownership in our common stock. In particular, our Executive Officer and Non-Employee Director Stock Ownership Policy ("Stock Ownership Policy") mandates that our executive officers own shares of our common stock having an aggregate value at least equal to 100% of the officer's annual base salary (300% in the case of our CEO). The Stock Ownership Policy also requires each non-employee member of the board of directors to own shares of our common stock having an aggregate value at least equal to three times the amount of the annual cash retainer that we pay directors for general service on our board of directors (i.e., excluding any additional retainers such as those paid for serving on committees or as chairperson). Newly-hired or promoted executive officers are required to comply within three years following his or her hire or promotion date. Newly-appointed or newly-elected directors must comply within three years following his or her appointment or election to the board of directors.

       Each executive officer and non-employee director remains subject to the Stock Ownership Policy as long as he or she continues to be employed by us or serving on the board of directors, respectively. Exceptions may be made in extraordinary circumstances such as personal hardship. We measure ongoing compliance with the Stock Ownership Policy annually, as of the record date of our annual meeting of stockholders ("Determination Date"), and value the shares held based on the higher of: (i) the price they were acquired or (ii) market value, with market value determined as the average daily closing price of our common stock over the 12 months immediately preceding the Determination Date. To calculate stock ownership, shares underlying unexercised stock options are not included, while 65% of unvested RSUs (estimating net after tax shares assuming a 35% tax rate) are included.

  Accounting and Tax Considerations

       We account for stock-based awards made to all employees and non-employee directors, such as stock options, RSUs and PSUs, in accordance with the requirements of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, including expensing stock options over the applicable vesting period. From April 2006 until October 2011, we granted stock options with maximum terms of five years. For any stock options granted after October 2011, the maximum term was increased from 5 to 10 years to mitigate the forfeiture rate experienced by our employees and non-employee directors.

       Tax deductibility of executive compensation is not currently a material factor in determining executive compensation. Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended ("Code"), limits the tax deductibility of compensation in excess of $1 million received by certain of our NEOs, unless the compensation is "performance-based" as defined by the Code. To date, the impact of Section 162(m) has not resulted in a material loss of a tax deduction for us.

Compensation Tables

  Summary Compensation Table

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)

Leslie J. Stretch	2014	$450,000	—	$3,300,000	—	$168,639	$1,660 (3)	$3,920,299
President and Chief	2013	$450,000	—	$307,600	$530,892	$133,140	$1,780 (4)	$1,423,412
Executive Officer	2012	$450,000	—	$1,672,224	—	—	$38,693 (5)	$2,160,917

Bob L. Corey
Senior Vice President,	2014	$350,000	—	$2,041,428 (6)	—	$78,698	$1,660 (3)	$2,471,786
Chief Financial Officer	2013	$214,935 (7)	$40,000 (8)	$733,220	$420,888	$62,132	$1,455 (4)	$1,472,630

Jimmy Duan	2014	$295,000	—	$1,320,000	—	$159,076	$1,584 (3)	$1,775,660
Senior Vice President,	2013	$285,012 (9)	—	$181,192	$378,508	$198,202	$1,690 (4)	$1,044,604
Chief Technology Officer	2012	$250,000	—	$406,446	—	$87,465	$26,961 (5)	$770,872
  (1)
  The amounts shown reflect the grant date fair value of stock options, RSUs and PSUs determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during the applicable year. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to time-based vesting conditions. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying valuation of equity awards. Details of the 2014 stock awards can be found in "Compensation Tables – Grants of Plan-Based Awards During 2014" below. Details regarding equity awards that are still outstanding can be found in "Compensation Tables – Outstanding Equity Awards at 2014 Year-End" below. For 2014, these amounts include the value of PSUs assuming achievement of 200% of the maximum award for PSUs.
  (2)
  Except as otherwise described in these footnotes, reflects amounts earned pursuant to our Bonus Plans for the applicable year. Our 2014 Bonus Plan is described above under "Compensation Discussion and Analysis – 2014 Incentive-Based Cash Bonuses." Amounts for Mr. Duan reflect amounts earned pursuant to his commission-based sales compensation plan for the applicable year.
  (3)
  Includes $1,000 of matching contributions under the company's 401(k) plan, and the following amounts for life and accidental death and dismemberment insurance premiums: Mr. Stretch and Mr. Corey, $660, and, Mr. Duan, $584.
  (4)
  Includes $1,000 of matching contributions under the company's 401(k) plan, and the following amounts for life and accidental death and dismemberment insurance premiums: $780 for Mr. Stretch, $455 for Mr. Corey, and $690 for Mr. Duan.
  (5)
  Includes $1,000 of matching contributions under the company's 401(k) plan. In addition, reflects a one-time cash-out of accrued vacation as part of a change in our vacation accrual practices, as well as the following amounts for life and accidental death and dismemberment insurance premiums: $468 for Mr. Stretch and $390 for Mr. Duan.
  (6)
  Due to the timing of Mr. Corey joining the company in May 2013, includes the following awards for 2013 performance: (a) a discretionary bonus of 15,000 RSUs to Mr. Corey for his exceptional performance with respect to improving the company's balance sheet and (b) an equity grant composed of 7,560 stock bonus shares and 7,559 RSUs which Mr. Corey would have received if he had participated in the 2013 equity award plan that was otherwise applicable to the company's other senior vice presidents.
  (7)
  Mr. Corey joined the company in May 2013 and accordingly did not receive a full year of salary.
  (8)
  Reflects a one-time signing bonus as part of Mr. Corey's employment agreement.
  (9)
  During 2013, Mr. Duan's compensation changed when he was promoted from Senior Vice President, Commissions Business, to Senior Vice President, Chief Technology Officer.

  Grants of Plan-Based Awards During 2014

       The following table sets forth information with respect to payments to our NEOs pursuant to our 2014 Bonus Plan and commission-based sales compensation plan, as applicable, and equity granted during 2014 to our NEOs.

GRANTS OF PLAN-BASED AWARDS DURING 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
								All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)
										Exercise or Base Price of Option Awards ($/Share)
											Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

	2/15/2014	—	—	—	—	—	—	137,500	—	—	$1,650,000
Leslie J. Stretch	2/15/2014	—	—	—	—	137,500	275,000	—	—	—	$1,650,000
	—	$112,500	$450,000	$675,000	—	—	—	—	—	—	—

	2/15/2014	—	—	—	—	—	—	15,000	—	—	$180,000
	2/15/2014	—	—	—	—	—	—	15,119	—	—	$181,428
Bob L. Corey	2/15/2014	—	—	—	—	—	—	70,000	—	—	$840,000
	2/15/2014	—	—	—	—	70,000	140,000	—	—	—	$840,000
	—	$52,500	$210,000	$315,000	—	—	—	—	—	—	—

	2/15/2014	—	—	—	—	—	—	55,000	—	—	$660,000
Jimmy Duan	2/15/2014	—	—	—	—	55,000	110,000	—	—	—	$660,000
	—	—	$191,752	—	—	—	—	—	—	—	—
  (1)
  The 2014 Bonus Plan provided for two performance metrics weighted 50% each. The amounts shown reflect the "threshold" or minimum payment level based on achievement of one of the threshold performance metrics, the "target" payment level based on achievement of both of the target performance metrics, and the "maximum" payment level based on achievement of both of the maximum performance metrics that Mr. Stretch and Mr. Corey could have received under our 2014 Bonus Plan, as described above under "Compensation Discussion and Analysis – 2014 Incentive-Based Cash Bonuses".

  Instead of the 2014 Bonus Plan, Mr. Duan participated in a commission-based sales compensation plan as described above under "Compensation Discussion and Analysis – 2014 Incentive-Based Cash Bonuses."

  Actual amounts paid for 2014 are set forth in "Compensation Tables – Summary Compensation Table" above.

  (2)
  As described above under "Compensation Discussion and Analysis – 2014 Equity Grants," the performance metrics applicable to the NEOs (weighted 50% each) are: (i) absolute SaaS revenue growth from 2014 through 2016, and (ii) the company's relative total stockholder return stack rank from 2014 through 2016 versus an index of 17 SaaS companies.
  (3)
  As described above under "Compensation Discussion and Analysis – 2014 Equity Grants," these awards are time-based RSUs, one-third of which vest one year after the grant date and the remaining two-thirds of which vest in equal installments every three months thereafter over the remaining two years.
  (4)
  The amounts represent the grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718 and exclude the impact of estimated forfeitures related to time-based vesting conditions. They do not represent the actual amounts paid to or realized by the NEOs during 2014. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying valuation of equity awards.

  Outstanding Equity Awards at 2014 Year-End

       The following table provides information with respect to outstanding equity awards, including stock options, PSUs and RSUs, and applicable market values at the end of 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Stock Awards (PSUs and RSUs) Earned
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (*)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (*)

	11/30/2005 (1)	140,000	—	$4.15	11/30/2015	—	—	—	—
	8/30/2013 (2)	40,000	80,000	$7.69	8/30/2023	—	—	—	—
Leslie J. Stretch	8/30/2013 (5)	—	—	—	—	—	—	20,000	$439,360
	2/15/2014 (3)	—	—	—	—	137,500	$2,245,375	—	—
	2/15/2014 (6)	—	—	—	—	—	—	137,500	$2,245,375

	5/31/2013 (1)	48,291	73,709	$6.01	5/31/2023	—	—	—	—
	5/31/2013 (4)	—	—	—	—	30,500	$1,256,295	—	—
Bob L. Corey	2/15/2014 (3)	—	—	—	—	15,000	$244,950	—	—
	2/15/2014 (3)	—	—	—	—	70,000	$1,143,100	—	—
	2/15/2014 (3)	—	—	—	—	7,559	$123,438	—	—
	2/15/2014 (6)	—	—	—	—	—	—	70,000	$1,143,100

	8/30/2013 (2)	28,518	57,038	$7.69	8/30/2023	—	—	—	—
Jimmy Duan	8/30/2013 (5)	—	—	—	—	—	—	11,781	$192,384
	2/15/2014 (3)	—	—	—	—	55,000	$898,150	—	—
	2/15/2014 (6)	—	—	—	—	—	—	55,000	$898,150
  (1)
  Options vest over a period of four years, with 25% of the number of shares vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over three years thereafter.
  (2)
  Options vest over a period of four years in equal monthly installments commencing on the grant date.
  (3)
  RSUs vest over a period of three years, with one-third vesting on the first anniversary of the grant date and the remaining two-thirds vesting in equal quarterly installments over two years thereafter.
  (4)
  RSUs vest quarterly over two years.
  (5)
  PSUs vested on January 31, 2015.
  (6)
  To the extent earned, PSUs vest on February 15, 2017.
  (*)
  The amounts shown are based on a price of $16.33 per share, which was the closing price of our common stock as reported on NASDAQ on December 31, 2014 (the last trading day of the year).

  Option Exercises and Stock Vested in 2014

       The following table provides information with respect to stock option exercises and PSUs and RSUs that vested in 2014.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards (PSUs and RSUs)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Leslie J. Stretch	50,000	$601,910	112,254	$1,589,676
Bob L. Corey	—	—	68,560	$857,643
Jimmy Duan	10,000	$111,763	26,872	$362,153
  (1)
  Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.
  (2)
  Represents the closing price of our common stock on the vesting dates multiplied by the number of shares that vested on that date.

  Change of Control Arrangements, Employment Contracts and Severance Agreements

       We have change of control agreements with all of our executive officers. In February 2015, after a market and best practices assessment and in consultation with the compensation committee's independent compensation consultant whose review included a comparison with the company's peers, the compensation committee recommended to the board of directors that the company enter into a new form of change of control agreement with our executive officers. The new form included updates to certain tax provisions and reflected other developments that occurred in the years since the preceding template had been implemented. The changes did not materially affect the fundamental economic provisions of the existing agreements. The board of directors approved the new template, and we entered into new change of control agreements with our NEOs shortly thereafter. The change of control agreements with our NEOs continued to provide that any options granted and restricted stock units awarded immediately vest if the individual is terminated without cause or resigns for good reason (as those terms are defined in the change of control agreements) within 18 months after the change of control. The term "cause" means the occurrence of any one or more of the following (provided that, in the case of the first three events, the employee has 30 days after written notice from the company to cure such action unless not reasonably susceptible to cure): any material act of misconduct or dishonesty by the employee in the performance of his or her duties; any willful or material failure by the employee to perform his or her duties; any material breach of any employment agreement, confidentiality agreement or proprietary information agreement; or the employee's conviction of (or pleading guilty or nolo contendere to) a misdemeanor involving theft, embezzlement, dishonesty or moral turpitude, or a felony. The term "good reason" includes: any reduction in base salary or annual target bonus; any material reduction in any other benefits; any material reduction in duties or authority; or a requirement to relocate more than 35 miles.

       If there had been a change of control in 2014 and one or more of our NEOs had been terminated effective as of December 31, 2014, we estimate that the value of the acceleration of stock options, PSUs and RSUs would have been as follows:

Name	Value of Unvested Options (1)	Value of Unvested Time-Based Restricted Stock Units (2)	Value of Unvested Performance-Based Restricted Stock Units (2)

Leslie J. Stretch	$691,200	$2,245,375	$2,571,975
Bob L. Corey	$760,677	$2,009,554	$1,143,100
Jimmy Duan	$492,808	$898,150	$1,090,534
  (1)
  The value was measured by subtracting the exercise price of the option from the closing price of our stock as of December 31, 2014, and multiplying the difference by the number of unvested shares.
  (2)
  Represents the closing price of our common stock as reported on NASDAQ on December 31, 2014 (the last trading day of the year) multiplied by the number of unvested RSUs or PSUs, as applicable.

       We do not have fixed-term employment agreements with our executives, and all are employed "at will." We have severance arrangements with our executives. The review conducted by the compensation committee described in the preceding section also included a review of executive severance arrangements. After considering market best practices, as well as a comparison with the company's peers conducted by the compensation committee's independent compensation consultant, the compensation committee recommended to the board of directors that the company enter into new severance arrangements with our NEOs. The board of directors agreed with the recommendations and we entered into the change of control agreements described above which contained new severance arrangements with our NEOs to replace the prior versions.

       Based on the severance arrangements that were in place as of December 31, 2014 (i.e., prior to the review conducted in February 2015), the following table reflects the estimated amounts each NEO would have been entitled to receive if terminated without cause effective as of such date (not including the value of equity vesting if the termination occurred in connection with a change of control described above):

Name (1)	Month Equivalent	Salary Equivalent	Target Bonus Equivalent	Health Benefits (2)	Total Severance Benefits

Leslie J. Stretch	18	$675,000	$675,000	$39,027	$1,389,026
Bob L. Corey	12	$350,000	—	—	$350,000
Jimmy Duan	7	$206,500	—	$15,177	$221,677
  (1)
  In February 2015, the company entered into new severance arrangements with each of Messrs. Stretch, Corey and Duan, which provide that if Messrs. Stretch, Corey, or Duan, respectively, is terminated without cause and signs a release of claims, he will receive a lump sum cash payment equivalent to 18 months, 12 months, or nine months, respectively, of then-current base salary, target bonus, and cost of COBRA health benefits contributions.
  (2)
  Amounts are based on an estimate of the cost of COBRA contributions for continued health care coverage.

COMPENSATION COMMITTEE REPORT

       The compensation committee has reviewed and discussed the above Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to our board of directors that this Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

        Michele Vion, Chair
        William B. Binch
        Murray D. Rode

       No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

Equity Compensation Plan Information

       The following table summarizes information about common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by stockholders (1)	1,175,961	$5.89	770,511
Equity compensation plans not approved by stockholders	—	—	—
Total	1,175,961	$5.89	770,511
  (1)
  The number of shares of common stock available under our Amended and Restated Employee Stock Purchase Plan increases on July 1 of each year by the lesser of: (a) 1,200,000 shares, (b) 2% of the outstanding shares of common stock on the last trading day immediately preceding such date, or (c) an amount determined by the board of directors.

PROPOSAL TWO: APPROVAL OF AMENDMENT TO THE 2013 STOCK INCENTIVE PLAN

       We are asking stockholders to approve an amendment to our 2013 Stock Incentive Plan (the "2013 Plan") to add 5,000,000 shares of our common stock to the total number of shares reserved for issuance under the 2013 Plan. Our board approved the increase on April 27, 2015, subject to approval by stockholders. If stockholders do not approve the amendment to the 2013 Plan, no shares will be added to the number of shares reserved for issuance under the 2013 Plan.

       A key aspect of our compensation philosophy, which is detailed in the "Compensation Discussion and Analysis" section of this proxy statement, is that long-term incentive compensation should be closely aligned with our stockholders' interests. We believe that a broad-based equity program is a powerful employee incentive and retention tool that promotes our success and benefits our stockholders.

       In the vote on approval of the amendment to the 2013 Plan, stockholders may:

  •
  vote in favor of the proposal;

  •
  vote against the proposal; or

  •
  abstain from voting on the proposal.

       Approval of the proposal requires a majority of the votes present, in person or represented by proxy, and entitled to vote on the matter. Abstentions will have the effect of a vote against this proposal. Our request for 5,000,000 additional shares represents 9% of our shares outstanding as of the record date. Our common stock is listed on The NASDAQ Global Select Market under the symbol "CALD." On April 13, 2015, the reported closing sale price of our common stock on The NASDAQ Global Select Market was $13.37 per share.

       Approval of the amendment will enable us to continue to use the 2013 Plan, which we consider important to our future success – our equity compensation programs are key to our ability to attract, retain and motivate the employee talent that is critical to attaining superior company performance and stockholder returns. Additionally, stock options and other forms of equity compensation can provide greater flexibility than cash alternatives in responding to changes in market-competitive compensation packages. As of the record date, 142,423 shares of our common stock remained available for future awards under the 2013 Plan, an amount that the board of directors believes to be insufficient to meet our anticipated needs. Therefore, to ensure that we will continue to have available a reasonable number of shares for use pursuant to our equity incentive program, the board of directors has unanimously adopted, subject to stockholder approval, an amendment to increase the maximum number of shares of our common stock that may be issued under the 2013 Plan.

       Approval of the amendment to the 2013 Plan will position us to continue and expand our responsible compensation and governance practices and promote the interests of stockholders, including the following:

  •
  Limitation on Shares Issued.   Assuming approval, no more than 8,469,500 shares of common stock will be authorized for issuance under the 2013 Plan, including the 5,000,000 shares which are the subject of this Proposal Two.

  •
  No Discounted Stock Options.  Stock options must have an exercise price at least equal to the fair market value (i.e., the closing sale price) of our common stock on the date of grant.

  •
  Burn Rate Commitment.  We remain committed to a cap on our average annual burn rate of 5.7% for 2013, 2014 and 2015 (unless additional awards are necessary for strategic purposes, in which case the average annual burn rate may not exceed 7.26%).

  •
  No Annual "Evergreen" Provision.  The 2013 Plan requires stockholder approval of any additional authorization of shares – it has no automatic annual replenishment of shares under a plan "evergreen" provision. Stockholders must approve any additional increases in authorized shares under the 2013 Plan (other than certain capitalization adjustments).

  •
  No Stock Option Repricings Without Stockholder Approval.  The 2013 Plan prohibits the repricing of stock options without stockholder approval. This provision applies to direct repricings (lowering the exercise price of an option) and indirect repricings (exchanging an outstanding option that is underwater for cash, for options with an option price or base price less than that applicable to the original option, or for another equity award).

  •
  No Dividends on Unearned Awards.  The 2013 Plan prohibits the payment of dividends or dividend equivalent rights on unearned awards.

Additional Information

       The Amended and Restated Employee Stock Purchase Plan (which is intended to qualify under Section 423 of the Code) and the 2013 Plan are our only active and effective equity compensation plans. With respect to all of our Stock Incentive Plans (including the 2003 Stock Incentive Plan, which was replaced by the 2013 Plan), as of the record date:

  •
  the total number of shares available for grant was 142,423;

  •
  535,152 stock options were outstanding;

  o
  the weighted average exercise price of such options was $7.09;

  o
  the weighted average remaining term of such options was 2.31 years; and

  •
  the total number of full value awards outstanding (i.e., awards that are not options or stock appreciation rights) was 2,321,654.

Key Terms of the 2013 Plan

       The following is a summary of the key provisions of the amended 2013 Plan, and is subject to the specific provisions which are set forth in Appendix B below.

Plan Term	The 2013 Plan became effective June 5, 2013.

Eligible Participants	• Employees of Callidus and its subsidiaries or, if applicable, its parent • Non-employee directors of Callidus • Consultants of Callidus and its subsidiaries or, if applicable, its parent
As of the record date, there were approximately 809 employees and seven non-employee directors who were eligible to participate in the 2013 Plan.

Shares Authorized (reflects 5,000,000 additional shares authorized by this proposal)	8,469,500 shares of Callidus common stock, subject to adjustment to reflect stock splits and similar events.

Types of Awards	• Non-qualified stock options • Restricted stock units • Restricted stock awards • Stock bonus awards • Stock appreciation rights

Vesting	Determined by the compensation committee.
In February 2015, the compensation committee approved immediate accelerated vesting of equity awards upon the death or permanent disability of award recipients.

Term	Stock options and RSUs will not have a term longer than ten years.

Exercise Price of Stock Options and Stock Appreciation Rights	As determined by the compensation committee, but in no event less than the fair market value of Callidus stock on the day of grant.

Administration

       The board of directors has delegated to the compensation committee the authority to administer the 2013 Plan. The compensation committee or authorized subcommittee selects the individuals who receive awards, determines the number of shares covered by the awards and, subject to the terms and limitations expressly set forth in the 2013 Plan, establishes the terms, conditions and other provisions of any awards granted under the 2013 Plan. The compensation committee may interpret the 2013 Plan and establish, amend and rescind any rules relating to the 2013 Plan.

Non-Employee Director Awards

       The 2013 Plan provides for annual RSU awards to non-employee directors for their service according to a formula; the current formula is described under "Director Compensation" in this proxy statement. Our director compensation program may be changed from time to time by our board of directors.

Terms Applicable to Stock Options and Restricted Stock Unit Awards

       The exercise price of stock options granted under the 2013 Plan must be no less than the fair market value of Callidus common stock, i.e. the closing price of our stock on The NASDAQ Global Select Market on the day of grant. The term of the option awards and RSUs may not be longer than ten years. Subject to the limitations of the 2013 Plan, the board of directors, applicable committee and/or authorized personnel determines the terms and conditions applicable to stock option grants (including vesting and exercisability) and RSU grants. The terms and conditions applicable to stock options and RSUs may include, among other things, continued employment with Callidus, the passage of time, or such performance criteria and level of achievement of such criteria as the respective committee and/or personnel deems appropriate.

Section 162(m) Performance Awards

       Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million received by certain of our NEOs, unless the compensation is "performance-based" as defined by the Code. However, if the compensation qualifies as "performance-based" for purposes of Section 162(m), we may deduct it for federal income tax purposes even if it exceeds $1 million in a single year. Options, RSUs and SARs granted under the 2013 Plan permit our board of directors or compensation committee to design such awards to qualify as "performance-based" compensation within the meaning of Section 162(m). To date, the impact of Section 162(m) has not resulted in a material loss of a tax deduction for us.

       We believe that we must retain the flexibility to respond to changes in the market for top executive talent and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1 million to executive officers, our board of directors believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

       Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that the awards under the 2013 Plan will qualify for exemption under Section 162(m). However, the 2013 Plan is structured with the intention that the compensation committee will have the discretion to make awards under the 2013 Plan that would qualify as "performance-based compensation" and be fully deductible.

       During any calendar year, no individual may receive: (a) options or stock appreciation rights for more than 1,500,000 shares, or (ii) other performance awards for more than 1,500,000 shares. In addition, our board of directors or compensation committee may make awards payable in cash or stock that are intended to qualify for the compensation deduction limitation exception under Section 162(m), to the extent required under Section 162(m), that are based on achievement of performance measures, alone or together with time-based vesting. If our board of directors or compensation committee makes awards intended to qualify for the compensation deduction limitation exception under Section 162(m) as performance based compensation, then the performance measures we will use for such awards are limited to the following, as described in further detail in the 2013 Plan (please see Appendix B of this proxy statement below): (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) customer retention; and (xxv) sales-related goals, any of which may be measured either in absolute terms for the company or any operating unit of the company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Transferability

       An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, as further detailed in the 2013 Plan.

Amendments

       The board may amend, alter, suspend, or terminate the 2013 Plan at any time, provided that no action may be taken by the board without stockholder approval to the extent necessary and desirable to comply with applicable laws.

Corporate Transactions; Adjustments

       In the event of certain specified changes in our capital structure, such as a stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, then all outstanding awards will be proportionately adjusted and appropriate adjustments will be made to the number of shares reserved under our 2013 Plan and the maximum number of shares that can be granted in a calendar year. For a dissolution or liquidation, awards may either be exercised prior to the consummation of the transaction or we may otherwise repurchase any shares purchased upon exercise of an award; if an award has otherwise not been previously exercised, such award will terminate prior to the consummation of the transaction. In the case of a merger or asset sale, any or all outstanding awards will be continued, assumed or substituted by us or the successor corporation. If not continued, assumed or substituted, such award will become fully vested and exercisable and will expire within fifteen days of the administrator's notice to the award recipient of the full exercisability of the award.

Federal Income Tax Consequences

       The following summary generally describes the principal U.S. federal income tax consequences of awards that may be granted under the 2013 Plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary is not tax advice and does not discuss all aspects of income taxation that may be relevant in light of an individual's personal investment circumstances.

       Non-Qualified Stock Options.    Non-qualified stock options do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he/she is granted a nonstatutory option. Upon exercise of a stock option, an optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares at the time of exercise over the exercise price. Subject to certain limits, we are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in connection with such exercise. The optionee's basis in the option stock will be increased by the amount of the compensation income recognized. Upon the sale of the shares issued upon exercise of a nonstatutory stock option, any further gain or loss recognized will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held for less than one year.

       Restricted Stock Units.    In general, no taxable income is realized upon the grant of an unvested restricted stock unit award. The recipient will generally include, in ordinary income, the fair market value of the award of stock when the shares of stock are delivered to the recipient or when the restricted stock unit vests, as applicable. Subject to certain limits, we generally will be entitled to a tax deduction at the time and in the amount that the recipient recognizes ordinary income.

       Restricted Stock.    An individual receiving restricted stock may be taxed in one of two ways: the recipient (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time, the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. Subject to certain limits, generally we will be entitled to a tax deduction at the same time and for the same amount taxable to the recipient. If a recipient elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock.

       Stock Appreciation Rights.    A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares received is generally taxable to the recipient as ordinary income, and, subject to certain limits, we generally will be entitled to a corresponding tax deduction.

Interest of Certain Persons in Matters to Be Acted Upon; Plan Benefits

       Members of our board of directors, director nominees, and executive officers have an interest in the proposal to approve the amendment to the 2013 Plan, as each would be eligible to receive awards under the 2013 Plan. In 2014, our Chief Executive Officer, other Named Executive Officers, current executive officers as a group, current non-employee directors as a group, and employees (excluding executive officers and directors) as a group were granted equity awards under the 2013 Plan, as follows:

Name and Position	Dollar Value ($)	Number of Units (1)

Leslie J. Stretch, Chief Executive Officer	$3,300,000	275,000
Bob L. Corey, Senior Vice President, Chief Financial Officer	$2,041,428	170,119
Jimmy Duan, Senior Vice President, Chief Technology Officer	$1,320,000	110,000
All current executive officers above, as a group (3 persons)	$6,661,428	555,119
All non-employee directors, as a group (7 persons)	$965,019	92,170
All employees who are not executive officers or directors, as a group	$15,386,435	1,266,210
  (1)
  All equity awards granted in 2014 under the 2013 Plan were either time-based or performance-based restricted stock units.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT TO
THE 2013 STOCK INCENTIVE PLAN.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

       We ask stockholders to indicate support for the compensation of our named executive officers ("NEOs") as disclosed in this proxy statement. This proposal, commonly known as "say-on-pay," gives our stockholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

       Accordingly, our board of directors asks our stockholders to vote "FOR" the following resolution at our 2015 annual meeting of stockholders:

    "RESOLVED, that the company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company's proxy statement for the 2015 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and accompanying tables and disclosures."

       As described in detail under the heading entitled "Compensation Discussion and Analysis" above, our executive compensation program seeks to align the interests of our named executive officers with those of our stockholders by rewarding performance that meets or exceeds established goals. We believe that our pay practices and policies are aligned with performance and competitive with peer practice, and appropriately motivate our NEOs to achieve business objectives that increase stockholder value. The compensation committee and board of directors periodically review our compensation decisions and practices to ensure that they remain consistent with these goals. In keeping with that goal, key elements of our 2014 executive compensation program included:

  •
  Executives were eligible for incentive-based cash bonuses only to the extent that threshold levels of recurring revenue gross margin for the fourth quarter of 2014 and SaaS annual revenue growth were met and that such bonuses would not affect achievement of the company's financial goals;

  •
  Emphasis on "at-risk" incentives continued, including performance-based restricted stock units which constitute one-half of the number of shares subject to our equity-based awards and will be paid out only if long-term financial goals that are tied to increasing stockholder value are met, namely, SaaS revenue growth and relative total stockholder return goals from 2014 through 2016;

  •
  NEOs did not receive any significant benefits or perquisites other than those offered to our employees generally;

  •
  Our "double trigger" change of control agreements for executives require termination of employment before benefits become payable; and

  •
  We do not pay any gross-ups or other tax reimbursements.

       We believe that our governance practices related to executive compensation are also in line with the interests of stockholders:

  •
  All of our board members other than the CEO are independent directors under the NASDAQ listing standards, our Chairman of the Board is an independent director, and another of our independent directors is our Lead Independent Director;

  •
  Our compensation committee directly engages its own compensation consultant to provide independent advice on executive compensation matters;

  •
  We have stock ownership guidelines requiring our executive officers and non-employee directors to maintain significant direct ownership in our common stock;

  •
  All of our executives and board members are prohibited from pledging or hedging shares of our stock; and

  •
  At our 2014 stockholder meeting, we conducted a non-binding advisory vote on executive compensation that approved the executive compensation for our NEOs described in our 2014 proxy statement, with approximately 98% of the shares voting in favor. The compensation committee and board of directors considered the results of this stockholder vote to generally affirm the company's approach to executive compensation policies and decisions.

       At the 2011 annual meeting, our stockholders indicated their preference, on an advisory basis, to hold an advisory vote to approve executive compensation every year. Accordingly, we hold such votes annually until we hold a subsequent advisory vote on the frequency of such votes.

       The approval of the say-on-pay executive compensation resolution requires a majority of the votes present, in person or represented by proxy, and entitled to vote on the matter. However, the vote on the foregoing resolution is advisory, and therefore not binding on us, the compensation committee or the board of directors. Nevertheless, our board of directors and compensation committee value the opinions of our stockholders; to the extent there is any significant vote against this proposal, we will consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY
STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF
THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       On the recommendation of our audit committee, our board of directors has appointed KPMG LLP ("KPMG"), independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2015. We are submitting this selection to our stockholders for ratification. Representatives from KPMG will be in attendance at the annual meeting to respond to any appropriate questions and will have the opportunity to make a statement if they so desire.

       Assuming a quorum is present, the selection of KPMG as our independent auditors will be ratified if the affirmative vote of a majority of the shares represented and entitled to vote on the matter at the meeting is obtained. If our stockholders do not ratify the appointment of KPMG, the audit committee of the board of directors will reconsider the appointment.

Auditor Information

       The types of services and aggregate fees billed or expected to be billed by KPMG LLP with respect to our 2014 and 2013 fiscal years are as follows:

Description of Services	2014	2013

Audit Fees (1)	$1,175,660	$1,000,325
Audit-Related Fees (2)	N/A	$42,300
Tax Fees	N/A	N/A
All Other Fees	N/A	N/A
Total	$1,175,660	$1,042,625
  (1)
  The services relate to the audit of our annual financial statements, the review of the financial statements included in our quarterly reports, statutory audits and review of documents provided in connection with statutory or regulatory filings.
  (2)
  Relates to assurance and associated services that were reasonably related to the performance of the audit or the review of our annual financial statements.

       The audit committee considered whether the provision of the foregoing services by KPMG was compatible with maintaining KPMG's independence and determined that they were compatible.

       In accordance with its charter, the audit committee is required to pre-approve all audit and audit-related services and permitted non-audit services, including the terms of all engagements, to be performed by our independent registered public accounting firm, subject to any de minimus exceptions authorized by applicable laws, rules or regulations. As part of its review, the audit committee considers whether any non-audit services will or may potentially impact the independence of our independent registered public accounting firm. During 2014, all services performed by KPMG for our benefit were pre-approved by the audit committee in accordance with its charter and all applicable laws, rules and regulations. In 2014, KPMG did not perform any non-audit services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2015.

Audit Committee Report

       The audit committee of the board of directors (for the purposes of this report, the "Committee") is composed of three independent outside directors. The Committee has prepared the following report on its activities with respect to Callidus' audited financial statements for the fiscal year ended December 31, 2014 (the "audited financial statements").

  •
  The Committee has reviewed and discussed the audited financial statements with Callidus' management and KPMG LLP ("KPMG"), Callidus' independent auditors;

  •
  The Committee has also discussed with KPMG the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding "Communication with Audit Committees";

  •
  The Committee has received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the audit committee concerning independence, and has discussed with KPMG its independence from Callidus; and

  •
  Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the board of directors that the audited financial statements and management's report on internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

THE AUDIT COMMITTEE

  Mark A. Culhane, Chair
  Kevin M. Klausmeyer
  David B. Pratt

       No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

OWNERSHIP OF CALLIDUS SOFTWARE INC. COMMON STOCK

       The following table sets forth, as of April 13, 2015, the record date, the shares of our common stock beneficially owned by:

  •
  each person known by us to own beneficially more than 5% of our common stock;

  •
  each of our directors and named executive officers during 2014; and

  •
  all directors and current named executive officers as a group.

       Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who has, or shares, the power to vote or dispose of those securities. Shares of common stock subject to stock options that are exercisable, and RSUs that vest, within 60 days of April 13, 2015, the record date, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 57,529,577 shares of common stock outstanding as of the record date. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and Address (1)	Number	Percent

Blackrock, Inc. (2) 55 East 52nd Street New York, New York 10022	2,875,923	5.00%
FMR LLC (3) 245 Summer Street Boston, Massachusetts 02210	2,610,408	4.54%
Franklin Resources, Inc. (4) One Franklin Parkway San Mateo, California, 94403	2,587,877	4.50%
William B. Binch (5)	166,305	*
Charles M. Boesenberg (6)	206,220	*
Mark A. Culhane (7)	81,939	*
Kevin M. Klausmeyer (8)	32,771	*
David B. Pratt (9)	221,699	*
Murray D. Rode (10)	11,939	*
Michele Vion (11)	59,500	*
Leslie J. Stretch (12)	590,500	1.03%
Bob L. Corey (13)	214,570	*
Jimmy Duan (14)	302,364	*
All current directors and executive officers as a group (10 persons) (15)	1,886,766	3.28%
  *
  Less than 1%.

  (1)
  Unless otherwise noted, all addresses are c/o Callidus Software Inc., 4140 Dublin Boulevard, Suite 400, Dublin, California 94568.

  (2)
  Based on a Schedule 13G/A filed with the SEC on January 30, 2015, the shares are held by BlackRock, Inc., a parent holding company. BlackRock, Inc. has sole voting power with respect to 2,786,608 shares, and sole dispositive power with respect to all 2,875,923 shares.

  (3)
  Based on a Schedule 13G/A filed with the SEC on February 13, 2015, FMR LLC ("FMR"), a parent holding company, Edward C. Johnson 3d ("Mr. Johnson") and Abigail P. Johnson ("Ms. Johnson") have each reported beneficial ownership of all 2,610,408 shares. FMR has the sole power to vote 1,798,908 shares, and each of FMR, Mr. Johnson, and Ms. Johnson has the sole dispositive power over all 2,610,408 shares. FMR is controlled by Mr. Johnson, its Director and Chairman, and Ms. Johnson, its Director, Vice Chairman, Chief Executive Officer and President.

  (4)
  Based on a Schedule 13G filed with the SEC on February 4, 2015, Franklin Resources, Inc. ("FRI"), a parent holding company, and its principal stockholders, Charles B. Johnson and Rupert H. Johnson, Jr., have each reported beneficial ownership of all 2,587,877 shares. Fiduciary Trust Company International ("FTCI"), Franklin Templeton Portfolio Advisors, Inc. ("FTPAI") and Franklin Advisors, Inc. ("FAI") are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. FTCI has sole voting power and sole dispositive power with respect to 48,600 shares; FTPAI has sole voting power and sole dispositive power with respect to 238,277 shares; and FAI has sole voting power with respect to 2,204,700 shares and sole dispositive power with respect to 2,301,000 shares.

  (5)
  Includes 59,805 shares that may be acquired through the exercise of stock options and/or vesting of RSUs, and 3,000 shares held indirectly by Mr. Binch, as trustee of the 1993 Lyons/Binch Revocable Trust.

  (6)
  Includes 77,670 shares that may be acquired through the exercise of stock options and/or vesting of RSUs.

  (7)
  Includes 56,939 shares that may be acquired through the exercise of stock options and/or vesting of RSUs.

  (8)
  Includes 27,459 shares that may be acquired through the exercise of stock options and/or vesting of RSUs.

  (9)
  Includes 42,706 shares that may be acquired through the exercise of stock options and/or vesting of RSUs, and 36,493 shares held indirectly by Mr. Pratt, as trustee of the H.B. & E.B. Pratt Family Trust.

  (10)
  Includes 11,939 shares that may be acquired through the vesting of RSUs.

  (11)
  Includes 32,000 shares that may be acquired through the exercise of stock options and/or vesting of RSUs.

  (12)
  Includes 168,958 shares that may be acquired through the exercise of stock options and/or vesting of RSUs, and 51,204 shares held by Mr. Stretch in a U.K. pension plan.

  (13)
  Includes 83,333 shares that may be acquired through the exercise of stock options and/or vesting of RSUs, 150 shares held in a custodial account (for which Mr. Corey is custodian) for Mr. Corey's minor grandchild, and 593 shares held indirectly by Mr. Corey, as trustee of the Corey Family Trust.

  (14)
  Includes 42,013 shares that may be acquired through the exercise of stock options and/or vesting of RSUs.

  (15)
  See footnotes (5)-(14) above.

Certain Relationships and Related-Party Transactions

  Policies and Procedures for the Review and Approval of Related-Party Transactions

       Our legal and financial departments are primarily responsible for the development and implementation of processes and controls to identify and determine whether a transaction is or may involve related parties. On an annual basis, all directors and NEOs must respond to a questionnaire that requires disclosure of any related-party transactions, arrangements or relationships. In addition, the affected director, NEO, and/or management are required to bring these matters to the attention of our legal and financial departments in advance (or, if not practicable, as promptly as possible). Then, an analysis is performed to determine whether a related person has a direct or indirect material interest in the transaction based on the totality of facts and circumstances, including our business interest in the transaction, whether the transaction is entered into in the normal course of business and/or on substantially comparable terms to transactions between unrelated parties, and whether there are alternatives to entering into the transaction. In addition, in accordance with its charter, the audit committee reviews and approves any related-party transactions that it determines are appropriate for us to undertake.

  Related-Party Transactions

       SEC rules require disclosure of transactions in which we are a participant and the amount exceeds $120,000, and in which a related-party has a direct or indirect material interest.

       In June 2013, in the normal course of business, we entered into agreements with Lithium Technologies, Inc. ("Lithium"). The Chief Financial Officer of Lithium is Mr. Culhane, a member of our board of directors. We purchased an annual subscription for Lithium's social media management solutions in the amount of $120,000 and renewed in 2014. During 2013 and 2014, we paid the entire annual fee of $120,000 in each year for Lithium's social media management solution. For the 2013 fee, $62,000 was expensed in 2013 and $58,000 was expensed in 2014. For the 2014 fee, $62,000 was expensed in 2014 and $58,000 was included in prepaid expenses in current assets, as of December 31, 2014. In 2013, Lithium entered into a two-year web hosting agreement with us in the amount of $113,000. During 2013, we recognized approximately $52,000 in revenue under this agreement. In addition, during 2013, we entered into an agreement with Lithium in the amount of $143,550 under which we provide professional services, of which approximately $120,000 was recognized in 2013 and the remaining balance of $23,550 was recognized in 2014.

       In 2014, we purchased a one-time annual subscription from Lithium for Social Success Services for $40,000, which amount was paid in full in October 2014. As of December 31, 2014, $17,000 of this amount was expensed and $23,000 was included in prepaid expenses. Also in 2014, we purchased an annual subscription from Lithium for Community Administration for $45,000, which was paid in full in January 2015.

       Webcom Inc., a wholly-owned subsidiary of the company, uses the services of a third-party vendor to perform product modeling and maintenance of certain equipment. The third-party vendor is owned by a relative of Webcom's senior management. For the year ended December 31, 2014 and 2013, the company paid approximately $149,000 and $143,000, respectively, to this vendor.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Exchange Act requires our NEOs and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of the copies of such forms provided to us and written representations from our NEOs and directors with respect to 2014, we believe that all Section 16(a) filing requirements during 2014 were complied with, except for one Form 4 for Mr. Corey from which three transactions were inadvertently omitted. Such transactions were instead filed on an amendment to the Form 4.

ADDITIONAL INFORMATION

Other Matters

       We know of no other matters to be submitted at the 2015 annual meeting of stockholders. If any other matters properly come before the annual meeting of stockholders, the proxy holders intend to vote the shares they represent as the board of directors may recommend.

APPENDIX A

NON-GAAP FINANCIAL MEASURES

              In this proxy statement, Callidus has provided additional financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP recurring revenue gross margin, non-GAAP operating income, and non-GAAP net income. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except for percentages and per share data)

(unaudited)

	Twelve months ended December 31,
	2014	2013
Non-GAAP recurring revenue gross margin reconciliation
Recurring revenue gross profit	$68,525	$52,993
Recurring revenue gross margin	69%	65%
Add back:
Non-cash stock-based compensation	912	783
Non-cash amortization of acquired intangible assets	2,366	2,068
Patent litigation estimate	956	—

Non-GAAP Recurring revenue gross profit	$72,759	$55,844

Recurring revenue gross margin	73%	68%
Non-GAAP operating income (loss) reconciliation:
Operating loss	$(13,547)	$(11,661)
Operating loss, as a % of total revenues	–10%	–10%
Add back:
Non-cash stock-based compensation	11,813	10,395
Non-cash amortization of acquired intangible assets	3,800	3,270
Patent litigation and settlement costs	1,925	1,504
Acquisition-related costs	708	—
Restructuring and other	1,025	1,699
Patent litigation estimate	2,945	—

Non-GAAP Operating income	$8,669	$5,207

Non-GAAP Operating income (loss), as a % of total revenues	6%	5%

A-1

	Twelve months ended December 31,
	2014	2013
Non-GAAP net income (loss) reconciliation:
Net loss	$(11,561)	$(21,411)
Net loss, as a % of total revenues	–8%	–19%
Add back:
Non-cash stock-based compensation	11,813	10,395
Non-cash amortization of acquired intangible assets	3,800	3,270
Patent litigation and settlement costs	1,925	1,504
Acquisition-related costs	727	—
Restructuring and other	1,025	1,699
Patent litigation estimate	2,945	—
Interest expense on convertible notes	277	2,604
Amortization of convertible note issuance cost	58	485
Debt conversion expense		4,776
Gain on sale of domain names and trademarks	(3,862)	—

Non-GAAP Net income	$7,147	$3,322

Non-GAAP Net income (loss), as a % of total revenues	5%	3%

A-2

APPENDIX B

CALLIDUS SOFTWARE INC.
2013 STOCK INCENTIVE PLAN

(as approved by stockholders June 10, 2015)

              1.           Purposes of the Plan.    The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business.

              2.           Definitions.    As used herein, the following definitions shall apply:

                             (a)          "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

                             (b)          "Applicable Laws" means the requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

                             (c)           "Award" means any Option or other stock-based or cash-based award granted under this Plan.

                             (d)          "Board" means the board of directors of the Company.

                             (e)          "Change of Control" means:

                                            (A)        The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of "beneficial ownership" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (it being understood that securities owned by any person on the date hereof shall not be counted against such limit with respect to such person); or

                                            (B)         change in the composition of the Board occurring within a rolling two (2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (i) are members of the Board as of the date hereof, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board); or

                                            (C)         merger or consolidation involving the Company other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (including the parent corporation of such surviving entity)) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a sale or disposition by the Company of all or substantially all the Company's assets (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to the sale or disposition).

                             (f)           "Code" means the U.S. Internal Revenue Code of 1986, as amended.

                             (g)          "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

                             (h)          "Common Stock" means the common stock, par value $0.001 per share, of the Company.

                             (i)           "Company" means Callidus Software Inc., a Delaware corporation.

                             (j)           "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

                             (k)          "Director" means a member of the board of directors of the Company.

                             (l)           "Dividend Equivalent" means a right granted with respect to an Award, as provided in Section 12 below.

                             (m)         "Employee" means any person employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or protected as a matter of local law or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                             (n)          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                             (o)          "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                                            (A)        If the Common Stock is listed on any established stock exchange or traded on the NASDAQ Global Select Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or if such date is not a trading date, on the previous trading date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                                            (B)         In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                             (p)          "Full Value Award" means restricted shares, restricted stock units or similar Awards granted hereunder (other than Options and stock appreciation rights

                             (q)          "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                             (r)           "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                             (s)           "Option" means a stock option granted pursuant to the Plan.

                             (t)           "Option Agreement" means an agreement evidencing the terms and conditions of an individual Option grant. Any Option Agreement is subject to the terms and conditions of the Plan.

                             (u)          "Optionee" means the holder of an outstanding Option granted under the Plan.

                             (v)           "Outside Director" means a Director who is not an Employee.

                             (w)          "Participant" means the holder of an outstanding Award granted under the Plan.

                             (x)           "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                             (y)           "Performance Award" means any Award that is subject to vesting and/or payment based on the attainment of performance goals.

                             (z)           "Performance-Based Compensation" means any Award (other than Options or stock appreciation rights) that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code and is granted to a Participant whom the Administrator believes may be a "covered employee" as defined in Section 162(m) of the Code as of the end of the taxable year in which the Company expects to take a deduction of the Award.

                             (aa)       "Performance Criteria" means the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period.

                             (bb)       "Performance Goals" means, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an affiliate, division, business unit or an individual. The achievement of each Performance Goal shall be determined in accordance with applicable accounting standards.

                             (cc)         "Performance Period" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Award.

                             (dd)       "Plan" means this 2013 Stock Incentive Plan.

                             (ee)        "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

                             (ff)          "Service Provider" means an Employee, Director or Consultant.

                             (gg)       "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 below.

                             (hh)       "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

              3.           Stock Subject to the Plan.

                             (a)          Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 8,469,500 shares, plus any amounts subsequently approved by stockholders of the Company. The Shares may be authorized but unissued, or reacquired, shares or treasury shares.

                             (b)         No Participant may receive in any calendar year (i) Options and stock appreciation rights under the Plan that relate to more than 1,500,000 Shares or (ii) Performance-Based Compensation that relate to more than 1,500,000 Shares.

                             (c)           If any Shares covered by an Award, or to which such an Award relates, are forfeited, or if an Award otherwise terminates in whole or in part without the delivery of the full number of Shares related thereto (including for tax withholding), then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan. Shares that have been issued but are repurchased by, or surrendered or forfeited to, the Company shall become available for future grant under the Plan.

              4.           Administration of the Plan.

                             (a)         The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

                                            (A)        To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, such Awards shall be administered by a Committee of two or more "non-employee directors" within the meaning of Section 162(m) of the Code (a "162(m) Committee").

                                            (B)         To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                             (b)          Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

                                            (A)        to determine the Fair Market Value;

                                            (B)         to select the Service Providers to whom Awards may from time to time be granted hereunder;

                                            (C)         to determine the number of Shares to be covered by each such award granted hereunder;

                                            (D)        to approve forms of agreement for use under the Plan;

                                            (E)         to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                                            (F)         to amend the terms of any Award; provided that (A) no such amendment shall directly or indirectly reduce the exercise price of any Award without the approval of the Company's stockholders, and (B) no such amendment shall impair the rights of any Participant without the consent of the Participant;

                                            (G)        to grant Awards with such terms as the Administrator deems necessary or appropriate in order to comply with or take advantage of the laws of any jurisdiction in which a Participant resides or is employed or to establish a sub-plan under this Plan for such purposes;

                                            (H)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established by the Administrator for the purpose of qualifying for preferred tax treatment under foreign tax laws or complying with foreign securities or other legal requirements;

                                            (I)          to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld; and

                                            (J)          to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

                             (c)           All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

              5.           Eligibility.

                             (a)          Awards may be granted to Service Providers as determined by the Administrator in its sole discretion, except that Incentive Stock Options may be granted only to Employees.

                             (b)          Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company or its Subsidiary, nor shall it interfere in any way with his or her right or the right of the Company or its Subsidiary, as appropriate, to terminate such relationship at any time, with or without cause.

              6.           Term of Plan.    The Plan shall become effective as determined by the Board and, subject to Section 7(a) herein, shall continue in effect unless sooner terminated under Section 15 of the Plan.

              7.           Terms and Exercise of Options.

                             (a)         The term of each Option shall be stated in the Option Agreement; provided that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

                             (b)          Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                             (c)           The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, subject to the following:

                                            (A)        the exercise price of any Option granted shall be no less than 100% of the Fair Market Value per Share on the date of grant; and

                                            (B)         the exercise price of any Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                             (d)         The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of: (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

                             (e)         Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise or unless required by local law, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                             (f)           An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

                             (g)          Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              8.           Performance Awards.

                             (a)         The Administrator may grant Performance Awards based on performance goals (alone or together with time-based vesting) as determined by the Administrator in its discretion.

                             (b)         Any Performance Award that is intended to qualify as Performance-Based Compensation will be subject to the following limitations:

                                            (A)        Performance-Based Compensation shall be based upon objectively determinable formulas established in accordance with the provisions hereof.

                                            (B)         The 162(m) Committee shall select the Performance Criteria that shall be used to establish Performance Goals from the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) customer retention; and (xxv) sales-related goals, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

                                            (C)         To the extent permitted by Section 162(m), the 162(m) Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Laws, accounting principles or business conditions.

                                            (D)        The 162(m) Committee shall not be authorized to increase the amount payable under Performance-Based Compensation upon attainment of the pre-established formula and goals.

                             (c)           Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares or a combination of both, as determined by the Administrator. Without limiting the foregoing, the Administrator may grant performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

              9.           Termination of Relationship as a Service Provider.

                             (a)          Termination.    If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the vested portion of the Option shall remain exercisable for ninety (90) days following the Optionee's termination. If, after termination, the Optionee does not exercise his or her Option within the time specified herein or in the Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                             (b)          Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee's disability, the Optionee may exercise an Option to the extent the Option is vested as of the date of termination, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement). If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three (3) months and one (1) day following such termination. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                             (c)           Death of Employee Participant.    If an Employee Participant dies while a Service Provider, all shares subject to all outstanding Awards that are held by such Employee Participant at the time of death will have the vesting of such shares automatically accelerated twelve (12) months on the date of death. If the Award(s) is an Option(s), it may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option(s) as set forth in the Option Agreement(s)) to the extent vested as of the date of death (after giving effect to the twelve (12) month vesting acceleration set forth in the preceding sentence).

                             (d)          Death of Consultant or Outside Director Service Provider.    If a Participant who is a Consultant or Outside Director dies while a Service Provider, all outstanding Options may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option(s) as set forth in the Option Agreement(s)) to the extent vested as of the date of death. Unless otherwise specifically approved by the Administrator in writing, no Consultant or Outside Director shall be entitled to accelerated vesting of any kind upon death.

                             (e)         The Option(s) referenced in subsections (c) and (d) above may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option(s) under the Optionee's will or the laws of descent or distribution. If the Option(s) is not so exercised within the time specified herein, the Option(s) shall terminate, and the Shares covered by such Option(s) shall revert to the Plan.

                             (f)           Buyout Provisions.    The Administrator may at any time offer to buy out, for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

              10.         Formula Grants to Outside Directors.    Awards may be granted to Outside Directors in accordance with the policies established from time to time by the Board specifying the number of shares (if any) to be subject to each such award and the time(s) at which such awards shall be granted. The current policy with respect to Awards granted to Outside Directors under this Section 10 effective as of the date set forth under the title of this Plan and continuing until modified or revoked by the Board from time to time, is as follows:

                             (a)          Initial Grants.    As of the date on which any Outside Director first becomes a member of the Board, whether by election by the stockholders or appointment by the Board, such individual shall be:

                                            (A)        Granted automatically a Nonstatutory Stock Option to purchase 25,000 Shares (an "Initial Option"); and

                                            (B)         Awarded automatically a restricted stock unit to purchase 7,500 Shares (an "Initial RSU Award").

                             (b)          Annual Grants and Awards.    Immediately after the Company's regularly scheduled annual meeting of stockholders each year, the following grant and award shall be made (each, an "Annual Option" or "Annual RSU Award," as applicable):

                                            (A)        Each Outside Director shall be granted automatically a Nonstatutory Stock Option to purchase 15,000 Shares; provided that if such Outside Director has served on the Board for less than one year, the number of Shares subject to such Annual Option shall be reduced pro rata based on the portion of the year that such Outside Director has served on the Board.

                                            (B)         Each Outside Director (other than the chair of the Board and Lead Independent Director of the Board) shall be awarded automatically a restricted stock unit to purchase 5,000 Shares; provided that if such Outside Director has served on the Board for less than one year, the number of Shares subject to such Annual RSU Award shall be reduced pro rata based on the portion of the year that such Outside Director has served on the Board.

                                            (C)         The chair of the Board (so long as the chair is an Outside Director) and the Lead Independent Director of the Board each shall be awarded automatically a restricted stock unit to purchase 15,000 and 10,000 Shares, respectively; provided that if such chair of the Board or Lead Independent Director has served on the Board for less than one year, the number of Shares subject to such Annual RSU Award shall be reduced pro rata based on the portion of the year that such for such individual has served on the Board.

                             (c)           Terms of Options.    Options granted to Outside Directors pursuant to this Section 10 shall be on the following terms, unless otherwise determined by the Board:

                                            (A)        The exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

                                            (B)         Each Initial Option shall vest and become exercisable over four (4) years, with the first 25% vesting on the first anniversary of the grant date and the remainder vesting monthly thereafter.

                                            (C)         Each Annual Option shall be fully vested and exercisable immediately.

                                            (D)        The term of each such Option shall be five (5) years unless otherwise specified in the Option Agreement, provided that the term may not exceed ten (10) years.

                             (d)          Terms of RSU Awards.    RSUs awarded to Outside Directors pursuant to this Section 10 shall be on the following terms, unless otherwise determined by the Board:

                                            (A)        Each Initial RSU Award and Annual RSU Award shall be fully vested immediately; provided, however, no Shares shall be issued pursuant to an Initial RSU Award or Annual RSU Award until the earlier of date of the applicable Outside Director's departure from the Board (whether by resignation, death or failure to be reelected) or upon a Change of Control, at which time all of the Shares subject to the applicable Outside Director's RSU Awards shall be released.

              11.         Non-Transferability of Awards.    Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the Company may permit a Participant to transfer a Nonstatutory Stock Option as a gift to "immediate family" (as defined in Rule 16(a)-1(c) under the Exchange Act) or through a transfer to an entity domiciled in the United States in which more than 50% of the voting or beneficial interests are owned by "immediate family" or the Participant).

              12.         Grant of Dividend Equivalents.    The Committee is authorized, but not required, to grant Dividend Equivalents with respect to Full Value Awards granted hereunder to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares, or otherwise reinvested, or (ii) except in the case of Performance Awards, will be paid or distributed as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant's right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture. Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full Value Awards shall, as provided in the Award agreement, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the underlying Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the underlying Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be forfeited to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents with respect to Performance Awards be paid or distributed unless and until, and only to the extent that the performance-based vesting provisions of the Performance Award are met.

              13.         Other Stock Awards.

                             (a)         The Administrator is hereby authorized to grant to Participants such other Awards (including, without limitation, grants of restricted stock, restricted stock units, stock bonus awards, and stock appreciation rights) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Administrator to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Administrator shall determine the terms and conditions of such Awards, which shall be set forth in an Award Agreement.

                             (b)         The exercise price of any stock appreciation right shall be no less than 100% of the Fair Market Value of the underlying share on the date of grant (except with respect to certain substitute stock appreciation rights granted in connection with a corporate transaction). No stock appreciation right shall be exercisable for more than ten years from the date of grant of the stock appreciation right.

              14.         Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

                             (a)          Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

                             (b)          Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award prior to such transaction, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

                             (c)           Merger or Asset Sale or Change of Control.    In the event merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company or an event constituting a Change of Control, each outstanding Award shall be continued or assumed or an equivalent award substituted by the Company or the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"). In the event that any Award is not so continued, assumed or substituted, such Award shall become fully vested and exercisable. If an Award becomes fully vested and exercisable in lieu of continuation, assumption or substitution, the Administrator shall notify the Participant in writing or electronically that the Award shall be fully exercisable for a period of no less than 15 days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger, sale of assets or other event constituting a Change of Control, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger, sale of assets or other event, the consideration (whether stock, cash, or other securities or property) received in the merger, sale of assets or other event by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided that if such consideration received is not solely common stock of the Successor Corporation or its Parent, the Administrator may provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock.

              15.         Amendment and Termination of the Plan.

                             (a)          Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

                             (b)          Stockholder Approval.    The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

                             (c)           Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan by the Board shall impair the rights of any Participant with the consent of the Participant. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

              16.         Prohibition on Repricing.    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended, without stockholder approval, to directly or indirectly reduce the exercise price of outstanding Options or, if applicable, stock appreciation rights or to cancel underwater Options or stock appreciation rights in exchange for cash, other Awards or Options or stock appreciation rights with an exercise price that is less than the exercise price of the original Options or stock appreciation rights.

              17.         Conditions Upon Issuance of Shares.

                             (a)          Legal Compliance.    Shares shall not be issued pursuant to any Award granted hereunder unless the issuance and delivery of such Shares shall comply with Applicable Laws.

                             (b)          Tax Withholding.    The Administrator shall require payment of any amount the Company may determine to be necessary to withhold for any income, employment or social insurance taxes or contributions, as applicable, as a result of the exercise of an Award.

              18.         Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

              19.         Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CALLIDUS SOFTWARE INC. ATTN: SECRETARY 4140 DUBLIN BOULEVARD SUITE 400 DUBLIN, CA 94568 M87822-P62798 CALLIDUS SOFTWARE INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Abstain Against Nominees: ! ! ! 1a. Charles M. Boesenberg ! ! ! 1b. Murray D. Rode ! ! ! 1c. Leslie J. Stretch The Board of Directors recommends you vote FOR proposals 2, 3 and 4. Abstain For Against ! ! ! 2. To approve an amendment to the 2013 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under such plan by 5,000,000 shares. ! ! ! 3. To hold an advisory vote on executive compensation. ! ! ! 4. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2015. NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com. M87823-P62798 CALLIDUS SOFTWARE INC. Annual Meeting of Stockholders June 10, 2015 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Leslie J. Stretch and Bob L. Corey, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CALLIDUS SOFTWARE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Pacific Time on June 10, 2015, at 4140 Dublin Boulevard, Suite 400, Dublin, California 94568, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side